UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐ Soliciting Material Pursuant to §240.14a-12

FelCor Lodging Trust Incorporated

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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125 E. JOHN CARPENTER FREEWAY, SUITE 1600 IRVING, TX 75062 PH: 972-444-4900 NYSE: FCH
PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 24, 2017
[___], 2017

You are cordially invited to attend the Annual Meeting of Stockholders of FelCor Lodging Trust Incorporated, or the Company, at [ ], [ ], [ ] local time, on [ ], 2017. The meeting will be held at:
[ ]
The following proxy statement tells you about the matters to be addressed, and the procedures for voting, at the meeting.
Our 2016 Annual Report is either enclosed with these materials or has previously been mailed to you. This proxy statement and our 2016 Annual Report are also available under the Stockholders Resources tab on the Investors page of our website at www.felcor.com.
Ashford Hospitality Trust, Inc., or AHT, has provided notice of its intention to propose seven director nominees for election at the annual meeting. OUR BOARD OF DIRECTORS URGES YOU TO VOTE ONLY FOR OUR BOARD’S PROPOSED NOMINEES BY USING THE ENCLOSED WHITE PROXY CARD, TO DISREGARD ANY MATERIALS SENT BY AHT AND NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY AHT OR ANYONE SOLICITING PROXIES TO VOTE FOR ANY OF THE NOMINEES PROPOSED BY AHT.
Our Board of Directors is committed to acting in the best interests of all of the Company’s stockholders and, after considering the proposed nominees of AHT, strongly urges all of the Company’s stockholders to reject AHT’s efforts to replace any of the current directors on our Board of Directors. Accordingly, our Board of Directors recommends that you vote “FOR” its proposed nominees using the enclosed WHITE proxy card.
We urge you NOT to sign or return any proxy cards sent by AHT. If you have already voted using a proxy card sent to you by AHT, you can revoke it by subsequently executing and delivering the enclosed WHITE proxy card or by voting in person at the annual meeting. You may also vote over the Internet using the Internet address on the enclosed WHITE proxy card or by telephone using the toll-free number on the enclosed WHITE proxy card. Only your latest-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in this proxy statement.
Your vote is very important. Even if you have only a few shares, we want your shares to be represented. If your shares are held in a brokerage account, your broker will not have discretion to vote on your behalf with respect to the matters described in this proxy statement, such as electing directors, amending our charter, “say on pay” and “say on frequency.” Consequently, you must provide specific voting instructions to your broker in order to vote. Please vote promptly using the enclosed WHITE proxy card in order to be certain your shares are represented at the meeting.

Thank you for your ongoing support and continued interest in FelCor Lodging Trust Incorporated. Our Board of Directors is committed to acting in your best interest. We look forward to seeing you at the meeting.
Very truly yours,

Thomas J. Corcoran, Jr.	Christopher J. Hartung
Chairman of the Board of Directors	Lead Director

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ], 2017
This proxy statement and our 2016 Annual Report are also available under the Stockholders Resources tab on the Investors page of our website at www.felcor.com.

IMPORTANT
Our Board urges you NOT to sign any proxy card sent to you by Ashford Hospitality Trust, Inc., or AHT, or anyone soliciting proxies to vote for any of the nominees of AHT. AHT has notified the Company that it intends to propose seven director nominees for election at the annual meeting. If you have already signed any proxy card provided by AHT, you have every legal right to change your vote by using the enclosed WHITE proxy card to vote TODAY - by telephone or by Internet using the instructions on the WHITE proxy card, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

Jonathan H. Yellen Executive Vice President General Counsel and Secretary	125 E. John Carpenter Freeway, Suite 1600 Irving, TX 75062 NYSE: FCH

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

[___], 2017

Notice is hereby given that the Annual Meeting of Stockholders of FelCor Lodging Trust Incorporated will be held on [ ], 2017 at [ ], local time, at [ ].
The following matters are to be presented for action by our stockholders at that time:

1.	Elect seven directors, each for a one-year term;

2.	Amend our corporate charter to permit stockholders to propose binding bylaw amendments;

3.	Advisory vote on our 2016 executive compensation;

4.	Advisory vote on the frequency of advisory votes on executive compensation;

5.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017; and

6.	Any other business that may be properly raised at the meeting.
All common stockholders of record on [__], 2017 may vote at the meeting on the foregoing matters.
You should know that Ashford Hospitality Trust Inc., or AHT, has stated that it intends to nominate a full slate of nominees for election as directors at the annual meeting and has filed proxy soliciting materials with respect to its nominations.
The Board does not endorse the election of any of AHT’s nominees and instead strongly urges you to vote “FOR” the Board’s nominees. You may receive solicitation materials from AHT, or individuals affiliated with AHT, including a proxy statement and a proxy card. We are not responsible for the accuracy of any information provided by AHT or its nominees.
Regardless of the number of shares you own, your vote is important. The Board unanimously recommends that you vote “FOR” the Board’s proposed director nominees and proposals on the enclosed WHITE proxy card. We urge you to vote as soon as possible by telephone, the Internet or by signing, dating and returning the enclosed WHITE proxy card by mail, even if you plan to attend the meeting.

The Board strongly urges you NOT to sign or return any proxy card sent to you by or on behalf of AHT. If you have previously submitted a proxy card sent to you by AHT, you can revoke that proxy by using the enclosed WHITE proxy card to vote your shares today by telephone, by Internet or by signing, dating and returning the enclosed WHITE proxy card by mail. Only your latest-dated proxy card will count.
You can find detailed information regarding voting in the section entitled “Information About the Annual Meeting and Voting” on pages 10 through 14 of this proxy statement. If you have questions about how to vote your shares or need additional assistance, or need additional copies of this proxy statement or the accompanying WHITE proxy card, please contact our proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Brokers Call Collect: (212) 269-5550
All Others Call Toll-Free: (877) 732-3614
E-mail: felcor@dfking.com

This notice and the accompanying proxy statement, as well as our Annual Report, were first mailed to our stockholders on or about [__], 2017.

Proxy Statement
FelCor Lodging Trust Incorporated
Annual Meeting of Stockholders
[ ], 2017

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

This proxy statement is furnished in connection with soliciting proxies by our Board of Directors, or our Board, to be voted at the annual meeting of stockholders of FelCor Lodging Trust Incorporated (which may be referred to in this proxy statement as “we,” the “Company” or “FelCor”) being held on [__], 2017, and at any adjournment of the meeting. We are first mailing this proxy statement, accompanying WHITE proxy card, notice of meeting and Annual Report to our stockholders on or about [__], 2017.

Annual Meeting of Stockholders

Time and Date         [__]

Place            [__]
[__]
[__]
[__]

Record date         [__]

Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote on each matter presented.

Admission	Proof of ownership of our common stock or admission ticket, and a government-issued photo ID must be presented in order to be admitted to the annual meeting.

Voting Matters                        Board Vote Recommendation    Page Reference

1. Elect seven directors, each for a one-year term        FOR EACH OF THE BOARD’S
DIRECTOR NOMINEES            15

2. Amend our corporate charter to permit stockholders     FOR                    16
to propose binding bylaw amendments

3. Advisory vote on our 2016 executive compensation        FOR                    16

4. Advisory vote on the frequency of advisory votes on     FOR ONE YEAR                16
executive compensation

5. Ratify the appointment of PricewaterhouseCoopers LLP     FOR                    17
as our independent registered public accounting
firm for 2017

The Board urges you to vote “FOR” the Board’s nominees and proposals by using the enclosed WHITE proxy card and NOT to sign or return or vote any proxy card sent to you by AHT.

Election of Directors

All but one of our directors serve for one-year terms; the other director, Glenn Carlin, will be eligible for election to one-year terms when his current term expires in 2018. Other than Thomas J. Corcoran, Jr. and Robert H. Lutz, who are not standing for re-election this year, all of our directors with terms expiring this year have been nominated by our Board for re-election at the meeting. A brief description of the director nominees follows. Additional detail on the director nominees can be found beginning on page 19 of this proxy statement.

Robert F. Cotter (age 65) has served as a director since July 2006. Mr. Cotter founded Cotter and Cotter Inc., a hospitality consultancy in 2010. From March 2007 until his retirement in 2008, he served as President and a director of Kerzner International Holdings Limited, or Kerzner, a developer and operator of luxury hotels and resorts. Prior to joining Kerzner, Mr. Cotter served as President and Chief Operating Officer of Starwood Hotels & Resorts Worldwide, Inc., or Starwood Hotels, from 2003 through his retirement from Starwood Hotels in December 2005.

Patricia L. Gibson (age 54) has served as a director since March 2016. She serves as Chief Executive Officer of Banner Oak Capital Partners, or Banner Oak, which she co-founded in October 2016. From April 2007 to October 2016, Ms. Gibson was President of Hunt Realty Investments, Inc., or Hunt, the centralized real estate investment management company for the Hunt family and related entities. She joined Hunt as Senior Vice President in 1997.

Steven R. Goldman (age 55) joined us as our Chief Executive Officer in February 2017 and has served on the Board since that time. Prior to joining us, Mr. Goldman was a Managing Director at Starwood Capital Group, or Starwood, from September 2010 to February 2017. While at Starwood, Mr. Goldman served as President of Starwood’s affiliate SH Group, a hotel brand management company that oversees the development and management of the firm’s two luxury and lifestyle hotel and residence brands, 1 Hotels and Baccarat Hotels & Resorts, and as Chief Executive Officer, President and Director of Groupe du Louvre, Starwood’s portfolio investment holding company in France.

Dana Hamilton (age 48) has served as a director since March 2016. She is co-founder and President of Ameriton LLC, a private real estate investment company. From October 2013 to October 2014, she served as President and Chief Executive Officer, and trustee, of Borderplex Community Trust. From May 2005 until the company was sold in February 2013, Ms. Hamilton served as President - Europe and member of the Executive Committee at Archstone, one of the largest apartment companies in the U.S. and Europe.

Christopher J. Hartung (age 48) has served as a director since November 2010 and is currently our Lead Director. He has served as a director at Lazard Asset Management, or Lazard, since 2011. Prior to the sale of Grubb & Ellis Alesco Advisors, or Grubb & Ellis, to Lazard, he served as Senior Advisor to Grubb & Ellis from 2011 to 2012. From 2004 to 2010 he served as Managing Director, Real Estate Investment Banking of Wells Fargo Securities/Eastdil Secured, a real estate investment banking firm, where he provided investment banking services to public and private real estate companies.

Charles A. Ledsinger, Jr. (age 67) has served as a director since November 1997. He currently serves (and has served since 2009) as the Chairman and Managing Director of SunBridge Capital Management, L.L.C. From September 2006 to May 2009, Mr. Ledsinger served as Vice Chairman of Choice Hotels International, Inc., or Choice, the parent company of Choice Hotels International, a publicly traded company, where Mr. Ledsinger served as President and Chief Executive Officer from August 1998 to his retirement in 2009. Prior to August 1998, Mr. Ledsinger served as Senior Vice President and Chief Financial Officer of St. Joe Corporation from May 1997 until his election as President and Chief Operating Officer of that company in February 1998.

Mark D. Rozells (age 55) has served as a director of FelCor since March 2008. He was, most recently, the Executive Vice President and Chief Financial Officer of Fairmont Raffles Hotels International, or FRHI, a position he held from November 2010 until July 2016, when FRHI was sold. From September 2005 until he joined FRHI, Mr. Rozells was a private investor focused on real estate and entertainment assets.

AHT notified us on February 21, 2017 that it intends to nominate a full slate of directors at our 2017 annual meeting in opposition to our Board’s recommended nominees.

The Board strongly urges you NOT to sign or return any proxy card sent to you by or on behalf of AHT. AHT’s nominees have not been endorsed by the Board. The Board unanimously recommends that you vote “FOR” the election of each of the director nominees recommended by the Board by using the enclosed WHITE proxy card accompanying these proxy materials.
The Company is not responsible for the accuracy of any information provided by or relating to AHT or any affiliate contained in any proxy solicitation materials filed or disseminated by, or on behalf of, AHT, or any other statements that AHT may otherwise make.

Amendment to Corporate Charter to Permit Stockholders to Propose Binding Bylaw Amendments
We are asking stockholders to approve an amendment to our corporate charter to eliminate the provision that reserves for the Board the exclusive right to amend our bylaws in order that our stockholders, by vote of a majority of the votes entitled to be cast, may amend our bylaws. Specifically, the amendment would delete subsection (2) of Article VIII of our charter and insert in place thereof the following:

(2)
The Board of Directors shall have the sole and exclusive power and authority to adopt, alter or repeal the bylaws of the Corporation, except as set forth in the next sentence. The bylaws of the Corporation may be adopted, altered or repealed by the stockholders of the Corporation, provided that any such action is approved by the stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

Executive Compensation Advisory Vote and Its Frequency
We are asking stockholders to approve on an advisory basis our named executive officer compensation. The Board recommends a “FOR” vote because it believes that our compensation policies and practices are reasonable, competitive and highly focused on pay for performance principles. Detail on executive compensation can be found beginning on page 39 of this proxy statement.
The Board also recommends that stockholders vote in favor of holding the advisory vote on executive compensation EVERY YEAR.

Independent Registered Public Accounting Firm
As a matter of good corporate governance, we are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017. We paid PricewaterhouseCoopers LLP $638,500 and $670,866 for 2015 and 2016, respectively, for the integrated audit of our consolidated financial statements and internal control over financial reporting, and reviews of the quarterly financial statements included in our Quarterly Reports on Form 10-Q. We paid PricewaterhouseCoopers LLP $76,000 for services related to other regulatory filings in 2015. We did not pay PricewaterhouseCoopers LLP any fees for services related to other regulatory filings in 2016 or any audit-related (such as separate property audits), tax or other fees in 2015 or 2016.

INFORMATION ABOUT THE MEETING AND VOTING

Q:	Why did you send me this proxy statement?

A:
We sent you this proxy statement and the enclosed WHITE proxy card because the Board is soliciting your proxy to vote at our annual meeting of stockholders, and at any postponements or adjournments of the annual meeting. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.

Q:	Has the Company been notified that a stockholder intends to propose alternative director nominees at the annual meeting?

A:
Yes. The Company received notice on February 21, 2017 from AHT stating its intention to propose seven alternative director nominees for election at the annual meeting. The AHT nominees have NOT been endorsed by the Board. We urge stockholders NOT to use any proxy card that you may receive from AHT. The Board urges you to use the WHITE proxy card and vote FOR ALL of our nominees for director.

OUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY AHT.

We are not responsible for the accuracy of any information provided by or relating to AHT contained in any proxy solicitation materials filed or disseminated by, or on behalf of, AHT or any other statements that AHT may otherwise make.

Q:	Who is entitled to vote at the annual meeting?

A:
Only stockholders of record on [__], 2017 are entitled to receive notice of and to attend and/or vote at the annual meeting or any postponements or adjournments of the annual meeting. Each share of our common stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote.

Q:	How can I vote my shares?

A:
You can vote your shares in one of two ways: either by proxy or in person at the annual meeting by written ballot. If you choose to vote by proxy, you may vote your shares by signing, dating and returning the enclosed WHITE proxy card. For your convenience, you may also vote your shares by telephone and Internet by following the instructions on the enclosed WHITE proxy card. Each of these procedures is explained below. Even if you plan to attend the annual meeting, the Board recommends that you submit a WHITE proxy card in advance by telephone, Internet or mail. In this way, your shares of common stock will be voted as directed by you even if you should become unable to attend the annual meeting.

Q:	May I change my vote?

A:	Yes. You may change your vote or revoke your proxy at any time before it is exercised at the annual meeting by taking any of the following actions:

•	by giving written notice to the Corporate Secretary of FelCor Lodging Trust Incorporated at 125 E. John Carpenter Freeway, Suite 1600, Irving, Texas 75062;

•	by subsequently executing and delivering a new proxy; or

•	by voting in person at the annual meeting.

If you have previously signed any proxy card sent to you by AHT, you may change your vote by signing, dating and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope or by voting by telephone or via the Internet by following the instructions on your WHITE proxy card. Please note that submitting an AHT proxy card - even if you vote in protest against the AHT nominees - will revoke any votes you previously made via the Company’s WHITE proxy card.

Q:	How many shares must be present to conduct the annual meeting?

A:
We must have a quorum to conduct the annual meeting. A quorum means that stockholders entitled to cast at least a majority of all of the votes entitled to be cast must be present at the meeting, either by proxy or in person. Abstentions will be counted for the purpose of determining a quorum.

Q:	How do I vote if I cannot attend the annual meeting in person?

A:	Because many stockholders cannot attend the annual meeting in person, it is necessary that a large number of stockholders be represented by proxy.

By signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided or by voting your shares by telephone or via the Internet by following the instructions on the enclosed WHITE proxy card, you will enable Steven R. Goldman and Jonathan H. Yellen, each of whom is named on the WHITE proxy card as a “Proxy Holder,” to vote your shares at the annual meeting in the manner you indicate on your WHITE proxy card. When you vote your proxy, you can specify whether your shares should be voted for each of the nominees for director identified in Proposal 1, or you can withhold your vote on any of the director nominees. You can also specify how you want your shares voted with respect to Proposals 2, 3, 4, and 5, which are described elsewhere in this proxy statement.

Management of the Company is not aware of any matters other than those described in this proxy statement that may be presented for action at the annual meeting. If any other matters are properly presented at the annual meeting for consideration, the proxy holders will have discretion to vote for you on those matters.

Voting by Mail. You can vote by mail by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.

Voting via the Internet. You can vote your shares via the Internet by following the instructions provided on the WHITE proxy card. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. Voting by Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

Voting by Telephone. You can vote your shares by telephone by following the instructions provided on the WHITE proxy card. The telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. Voting by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

Q:	May I vote in person at the annual meeting?

A:
Yes, you may vote your shares at the annual meeting if you attend in person and use a written ballot. However, if your shares are held in the name of a broker, trust, bank or other nominee, you must bring a legal proxy or other proof from that broker granting you authority to vote your shares directly at the annual meeting. If you vote by proxy and also attend the annual meeting, you do not need to vote again at the annual meeting unless you wish to change your vote. Even if you plan to attend the annual meeting, we strongly urge you to vote in advance by proxy by signing, dating and returning the WHITE proxy card.

If you attend the annual meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of FelCor common stock as of the record date, and a valid government-issued photo identification. The indicated portion of your proxy card or voting instruction form or the ticket accompanying your voting instruction form will serve as your admission ticket. If you are a registered stockholder and receive your proxy materials electronically, you should follow the instructions provided to print a paper admission ticket.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, you are the “stockholder of record” of those shares, and this proxy statement and any accompanying documents have been provided directly to you by the Company. In contrast, if you purchased your shares through a broker, bank or other financial intermediary (each of which may be referred to in this proxy statement as a “broker”), the broker will be the “stockholder of record” of those shares.

Generally, when this occurs, the broker will automatically put your shares into “street name,” which means that the broker will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the real or “beneficial owner.” If you hold shares beneficially in street name, this proxy statement and any accompanying documents have been forwarded to you by your broker or other holder of record.

Q:	What are broker non-votes?

A:
A broker non-vote occurs when a broker does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes are not counted as votes against a proposal or as abstentions, and will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal or the number of votes cast on a particular proposal.

Q:	Will my shares be voted if I do not provide instructions to my broker?

A:
Brokers have discretion to vote shares held in “street name” by a broker on matters considered “routine” under the New York Stock Exchange, or NYSE, listing rules. Given the contested nature of the election, under the NYSE listing rules, all of the proposals listed in this proxy statement are non-routine. Under applicable NYSE rules, if you hold your shares through a broker and your broker delivers this proxy statement to you, but you do not give instructions to the broker, the broker may not vote on any proposal. THEREFORE, UNLESS YOU PROVIDE VOTING INSTRUCTIONS TO THE BROKER HOLDING SHARES ON YOUR BEHALF, YOUR BROKER WILL NOT HAVE DISCRETIONARY AUTHORITY TO VOTE YOUR SHARES ON ANY OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

We strongly encourage you to vote your proxy or provide voting instructions to the broker so that your vote on these matters will be counted.

Q:	What are the proposals and what is the required vote for each?

A:
Proposal 1: Election of Directors. The Company’s bylaws provide that a director shall be elected by a majority of the votes cast with respect to the director at a meeting of stockholders duly called at which a quorum is present; provided that, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of all votes cast for election of directors at the meeting. As a result of AHT’s proposal of a slate of directors, there are more directors nominated than the number of directors to be elected. Accordingly, pursuant to our bylaws, the seven candidates receiving the highest number of “FOR” votes will be elected. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the annual meeting, but will not be considered to have been voted for or against the director nominee. A broker non-vote on Proposal 1 will not have any effect on the election of directors and will not be counted in determining the number of votes cast.

It will NOT help elect the nominees nominated by the Board if you sign and return proxies sent by AHT, even if you vote “AGAINST” or “WITHHOLD” on their directors using AHT’s proxy card. In fact, doing so will cancel any previous vote you may have cast in favor of the nominees on the Company’s WHITE proxy card.

The only way to support your Board’s nominees is to vote “FOR” the Board’s nominees on the WHITE proxy card.

Proposal 2: Amend Our Charter. In October 2016, as part of a regular comprehensive review of our corporate governance practices, the Board determined that FelCor’s stockholders should be able to propose binding amendments to FelCor’s bylaws for approval or disapproval by our stockholders. Consequently, the Board amended our bylaws to eliminate the provision that reserved that right exclusively to our Board. The Board also approved and advised an amendment to our corporate charter to eliminate a similar provision in our charter that reserved that right exclusively to the Board, and the Board recommends that our stockholders vote to approve amending our charter for that purpose. Stockholder approval of the proposed amendment requires the affirmative vote of holders of at least a majority of the shares of our common stock outstanding as of the record date. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

Proposal 3: Say on Pay. Proposal 3 is being submitted to enable stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers. The affirmative vote of a majority of the votes cast at the annual meeting is required to adopt Proposal 3. Abstentions and broker non-votes will have no effect on this proposal and will not be counted as votes cast. Proposal 3 is an advisory vote only, and therefore, it will not bind the Company or our Board.

Proposal 4: Say on Frequency. Proposal 4 is being submitted to enable stockholders to express a preference as to whether future advisory votes on executive compensation should be held every year, every two years or every three years. Abstentions and broker non-votes will not be counted as expressing any preference. This vote is an advisory vote only, and therefore, it will not bind the Company or our Board. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered by the Board as the stockholders’ recommendation as to the frequency of future say on pay votes. Nevertheless, the Board may decide that it is in the best interests of our stockholders and the Company to hold say on pay votes more or less frequently than the option approved by our stockholders.

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the annual meeting is required to adopt Proposal 5. Abstentions and broker non-votes on Proposal 5 will have no effect on this proposal and will not be counted as votes cast.

Q:	What are the recommendations of the Board of Directors?

A:	The Board recommends that you vote:

•	FOR Proposal 1 - the election of the seven nominees for director nominated by the Board and named in this proxy statement;

•	FOR Proposal 2 - the amendment to our charter to give stockholders the ability to amend our bylaws;

•	FOR Proposal 3 - the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers;

•	FOR ONE YEAR on Proposal 4 - the proposal to approve, on an advisory basis, one year as the frequency of future advisory votes on the compensation of the Company’s named executive officers; and

•	FOR Proposal 5 - the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Q:	What do I do if I receive more than one proxy card?

A:
Many stockholders hold their shares in more than one account and may receive separate proxy cards or voting instructions forms for each of those accounts. To ensure that ALL of your shares are represented at our annual meeting, we recommend that you VOTE EVERY WHITE PROXY CARD YOU RECEIVE.

Additionally, if AHT proceeds with its previously announced alternative nominations, you may receive proxy solicitation materials from AHT, including an opposition proxy statement and a proxy card. Your Board unanimously recommends you disregard any proxy card you receive from AHT.

If you have already voted using AHT’s proxy card, you have every right to change your vote by executing the enclosed WHITE proxy card or by voting by telephone or via the Internet by following the instructions provided on the enclosed WHITE proxy card. Only the latest-dated proxy you submit will be counted. If you vote against any AHT nominee using AHT’s proxy card, your vote will not be counted as a vote for the Board’s nominees and will result in the revocation of any previous vote you may have cast on the Company’s WHITE proxy card. IF YOU WISH TO VOTE PURSUANT TO THE RECOMMENDATION OF THE BOARD, YOU SHOULD VOTE THE BOARD’S WHITE PROXY CARD AND DISREGARD ANY PROXY CARD THAT YOU RECEIVE FROM AHT.

If you have any questions or need assistance voting, please call our proxy solicitor, D.F. King & Co., Inc. Brokers may call collect: (212) 269-5550. All other stockholders should call toll-free: (877) 732-3614.

Q:	Who will count the votes?

A:	Votes will be counted by one or more independent inspectors of election appointed by the Company for the annual meeting.

Q:	What happens if the annual meeting is adjourned?

A:
If we adjourn the annual meeting, we will conduct the same business at the adjourned meeting. According to the Company’s bylaws, when a meeting is adjourned to another time or place, further notice need not be given of the adjourned meeting so long as the adjourned meeting is not more than 120 days after the original record date. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, a notice of the meeting shall be given to each stockholder of record entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting.

Q:	Whom can I contact if I have questions?

A:
If you have any questions about the annual meeting or how to vote your shares, please call our proxy solicitor, D.F. King & Co., Inc. Brokers may call collect: (212) 269-5550. All other stockholders should call toll-free: (877) 732-3614.

Q:	Where can I find the voting results?

A:	We will report the voting results in a filing with the Securities and Exchange Commission, or the SEC, on a Current Report on Form 8-K.

BUSINESS TO BE CONDUCTED AT THE MEETING
Proposal 1 - Election of Directors
Our Board is currently comprised of ten directors. All but one of our directors serve for one-year terms; the other director, Glenn Carlin, will be eligible for election to one-year terms when his current term expires in 2018. Other than Thomas J. Corcoran, Jr. and Robert H. Lutz, all of our directors with terms expiring this year have been nominated by our Board for re-election at the meeting. Messrs. Corcoran and Lutz have determined that they will not stand for re-election this year, and they will complete their service on our Board when directors are elected at the meeting, at which time our Board will be reduced in size and comprised of eight directors. The determination that Messrs. Corcoran and Lutz not stand for re-election was made in connection with an agreement entered into with one of our stockholders, Snow Park Capital Partners, LP, or Snow Park, as previously disclosed in our Current Report on Form 8-K filed on January 26, 2017.
Ms. Hamilton and Ms. Gibson were first elected to the Board in March 2016 in accordance with our agreement with Land & Buildings Investment Management, LLC, or Land & Buildings, as previously disclosed in our Current Report on Form 8-K filed February 19, 2016, whereby we agreed to take all reasonably necessary actions to appoint two independent directors mutually agreed-upon between us and Land & Buildings. Pursuant to that agreement, Ms. Hamilton was recommended by Land & Buildings, and Ms. Gibson was identified by the Board using a third-party search firm. In addition, Mr. Goldman’s employment agreement provides that he be appointed to the Board. There are no other arrangements or understandings between any nominee recommended by the Board for election as a director and any other person pursuant to which that director was nominated. Proxies cannot be voted for a greater number of persons than the nominees named in this proxy statement.
The Company’s bylaws provide that a director shall be elected by a majority of the votes cast with respect to the director at a meeting of stockholders duly called at which a quorum is present; provided that, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of all votes cast for election of directors at the meeting. As a result of AHT’s proposal of a slate of directors, there are more directors nominated than the number of directors to be elected. Accordingly, pursuant to our bylaws, the seven candidates receiving the highest number of “FOR” votes will be elected. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the annual meeting, but will not be considered to have been voted for or against the director nominee. A broker non-vote will not have any effect on the election of directors and will not be counted in determining the number of votes cast.
You will find important information about the experience and qualifications of each of the director nominees that you are being asked to elect elsewhere in this proxy statement under the heading Corporate Governance - The Board of Directors. Our Governance Committee and the other members of our Board believe each of these nominees possesses the experiences, qualifications, attributes and skills, as well as a commitment to the success of the Company, to qualify the nominee to serve as a director of the Company.
The Board recommends that stockholders vote “FOR” each of the nominees submitted by our Board for election as directors.
The Board of Directors urges you NOT to sign or return any proxy card sent to you by or on behalf of AHT.
Voting against AHT’s nominees on its proxy card is not the same as voting for the Board’s nominees, because a vote against AHT’s nominees on their proxy card will revoke any previous proxy card submitted by you. If you have previously voted using any proxy card sent to you by or on behalf of AHT, you can change your vote by executing the enclosed WHITE proxy card or by voting by telephone or through the Internet or by mail by following the instructions shown on the enclosed WHITE proxy card. Only the latest-dated proxy you submit will be counted.
If you have questions about how to vote your shares or need additional assistance, please contact our proxy solicitor, D.F. King & Co., Inc. Brokers may call collect: (212) 269-5550. All other stockholders should call toll-free: (877) 732-3614.

Our Board does not recommend voting for the AHT nominees. After careful consideration of the qualifications of the AHT nominees and the qualifications of the current composition of our Board, our Board believes that AHT’s nominees would not add to the capabilities of our Board.

Proposal 2 – Amending our Charter
When FelCor was organized over twenty years ago, our charter and our bylaws included provisions reserving for the Board the exclusive right to amend our bylaws. In October 2016, as part of a regular comprehensive review of our corporate governance practices, the Board determined that FelCor’s stockholders should be able to propose binding amendments to FelCor’s bylaws for approval or disapproval by our stockholders. In making that determination, the Board recognized that stockholders at the majority of public companies have, for many years, been able to propose binding bylaw amendments. Consequently, the Board amended our bylaws to eliminate the provision that reserved that right exclusively to our Board. The Board also approved and advised an amendment to our corporate charter to eliminate a similar provision in our charter that reserved that right exclusively to the Board, and the Board recommended that our stockholders vote to approve amending our charter for that purpose. Specifically, the amendment would delete subsection (2) of Article VIII of our charter and insert in place thereof the following:

(2)
The Board of Directors shall have the sole and exclusive power and authority to adopt, alter or repeal the bylaws of the Corporation, except as set forth in the next sentence. The bylaws of the Corporation may be adopted, altered or repealed by the stockholders of the Corporation, provided that any such action is approved by the stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

The Board recommends that stockholders vote “FOR” amending our corporate charter to eliminate the provision that reserves for the Board the exclusive right to amend our bylaws in order that our stockholders, by vote of a majority of the votes entitled to be cast, may amend our bylaws.
The proposed amendment to our charter will become effective on the date articles of amendment relating thereto are filed with the State of Maryland, which the Company anticipates doing as soon as practicable following approval of this proposal.
Proposal 3 - Say on Pay
As required by Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we ask our stockholders each year to indicate their support for our prior-year named executive officer compensation as described in Compensation Discussion and Analysis below. The Board recommends that stockholders, on an advisory basis, vote “FOR” the following resolution at the annual meeting:
RESOLVED, that the Company’s stockholders approve, on an advisory basis, the 2016 compensation of the named executive officers, as disclosed in the Company’s proxy statement for its 2017 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion.
Proposal 4 - Say on Frequency
Section 14A of the Exchange Act requires us to submit a non-binding, advisory resolution to stockholders at least once every six years to determine whether advisory votes on executive compensation should be held every one, two or three years. In satisfaction of this requirement, stockholders are being asked to vote on the following advisory resolution:
RESOLVED, that the stockholders of the Company advise that an advisory resolution with respect to executive compensation should be presented every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.

In voting on this resolution, you should mark your proxy for one, two or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference you should abstain.
Most issuers hold votes every year, and this has been the Company’s practice for the past six years. In formulating its recommendation, the Board believes that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board, or the Compensation Committee. However, our Board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct an advisory Say on Pay vote on the compensation of our named executive officers.
The Board recommends that stockholders, on an advisory basis, vote for the holding of advisory votes on executive compensation every year.
Proposal 5 - Ratification of Appointment of Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP, or PwC, served as our independent registered public accounting firm during 2016 and has been appointed to serve in that capacity for 2017 (unless the Audit Committee subsequently determines that a change is desirable). Since the Audit Committee has the sole authority to select our independent registered public accounting firm, this proposal is made solely with a view toward soliciting our stockholders’ opinion, which the Audit Committee will take into consideration. We expect that a representative of PwC will be at our 2017 annual meeting and available then to respond to appropriate questions and to make a statement, if desired.
The Board recommends that stockholders vote “FOR” ratification of PwC’s appointment as our independent registered public accounting firm for 2017.
Audit Fees
We paid PwC $638,500 and $670,866 for 2015 and 2016, respectively, for the integrated audit of our consolidated financial statements and internal control over financial reporting, and reviews of the quarterly financial statements included in our Quarterly Reports on Form 10-Q.
Tax and All Other Fees
We paid PwC $76,000 for services related to other regulatory filings in 2015. We did not pay PwC any fees for services related to other regulatory filings in 2016 or any audit-related (such as separate property audits), tax or other fees in 2015 or 2016.
Auditor Independence
In determining PwC’s independence, the Audit Committee considered whether the provision of the non-audit services is compatible with maintaining such independence. The Audit Committee requires that it pre-approve the nature and estimated amount of any significant audit or non-audit services to be provided to the Company by its independent registered public accounting firm and, in doing so, considers how providing such services could affect their independence.
Other Business
Our Board does not intend to bring, and knows of no one intending to bring, any matter before the meeting other than election of the director nominees, amending our charter, advisory votes on executive compensation and frequency and ratification of PwC’s appointment as our independent registered public accounting firm, each as described herein. If any other matter is properly brought before the meeting, the persons named as proxies will vote them in accordance with their best judgment.

CORPORATE GOVERNANCE
Highlights
Governance is a continuous focus for FelCor (which we sometimes refer to as the Company). We have implemented various corporate governance enhancements that serve the best interests of our stockholders and the Company, including the following:

•
With Mr. Corcoran not standing for re-election, all of our directors, other than our Chief Executive Officer, Steven R. Goldman, are “Independent Directors” as contemplated by the rules of the NYSE, where our shares trade.

•	All members of the Audit Committee, Compensation Committee and Governance Committee are independent as contemplated by NYSE rules and regulations of the SEC.

•	We have historically separated the offices of Chief Executive Officer and Chairman of the Board in an effort to distinguish between management and our Board’s supervision of management.

•
Our independent directors have appointed a Lead Director to preside over meetings of the independent directors in an effort to provide optimal oversight of the Company’s management team, and our Board has adopted a formal charter that delineates the full scope of the Lead Director’s power and authority.

•
In uncontested elections, we require our directors to obtain a majority vote in lieu of a plurality voting standard, and, under our Corporate Governance Guidelines, a serving director who fails to obtain majority stockholder support for re-election in an uncontested election must submit his or her resignation to our Governance Committee without delay following that vote.

•	We declassified our Board with the support of our stockholders so that none of our directors will serve terms greater than one year following the 2018 annual meeting of our stockholders.

•
In 2015, our Board (i) reduced the threshold necessary for stockholders to call a special meeting from a majority of shares eligible to vote to 25% of shares eligible to vote and (ii) adopted a policy restricting any poison pill or similar rights to a term of no more than 12 months, absent stockholder approval of a longer term.

•	In 2016, our Board:

•
elected Patricia L. Gibson and Dana Hamilton, both experienced real estate executives, as independent directors who brought relevant skills and insights to the Board, enhanced Board diversity and reduced average director tenure;

•
amended our bylaws in order that stockholders may propose bylaw amendments for approval by our stockholders, subject to an amendment to our charter, which is being submitted to our stockholders for their approval at the meeting;

•
amended our bylaws to provide for “proxy access” allowing eligible shareholders (those who meet customary minimum holding requirements) to nominate candidates for election as directors without requiring the proponents to solicit proxies on their own;

•	modified our corporate governance guidelines to provide for individual director reviews and add principles for evaluating and managing individual and average director tenure;

•	amended and restated our equity compensation plan to impose minimum vesting and post-vesting holding periods and to prohibit cash buyouts of underwater options; and

•	tightened our existing anti-hedging and related policies to allow for no exceptions or waivers (none had ever been made or granted, in any case).

•
In 2017, in connection with an agreement entered into with one of our stockholders, Snow Park Capital Partners, LP, Thomas J. Corcoran, Jr. and Robert H. Lutz, two long-serving directors, determined that they would not stand for re-election, as a consequence of which our average director tenure will significantly decline following the meeting.

The Board of Directors
Our Board oversees the management of the Company on your behalf. Our Board reviews our long-term strategic plans and exercises direct decision-making authority on key issues, such as hiring and reviewing our Chief Executive Officer, including setting the scope of his authority to manage day-to-day operations and evaluating his performance, declaring dividends, issuing stock, and reviewing and approving strategy and overseeing its execution. Our Board currently consists of ten directors, including Messrs. Corcoran and Lutz, who will complete their service as directors when directors are elected at the meeting, after which time the Board will be reduced in size to eight directors. Stockholders will vote for seven nominees: Ms. Gibson and Ms. Hamilton and Messrs. Cotter, Goldman, Hartung, Ledsinger and Rozells. Mr. Carlin’s current term expires in 2018, after which time all of our directors will be eligible only for election to one-year terms. Our director nominees and continuing director are listed below, along with summaries of their relevant professional experience, individual qualifications, attributes and skills. If any such nominee is unwilling or unable to serve (an eventuality of which we are not currently aware), proxies may be voted for a substitute nominee selected by the Board.

Glenn A. Carlin (age 56) has served as a director since May 2009. Since 2013, Mr. Carlin has served as Executive Vice President, Corporate Development and Chief Financial Officer of Twin River Management Group, Inc., which indirectly owns and operates gaming and entertainment properties.  From October 2009 through August 2013, Mr. Carlin was employed at CBRE Capital Advisors, Inc., the investment banking unit of CBRE Group, Inc., a global real estate services company.  He most recently served as its Executive Managing Director and Group Head. Mr. Carlin also served on the board of directors of Twin River Worldwide Holdings, Inc. from 2010 to 2013. From 1992 to 2009, Mr. Carlin was employed by J.P. Morgan Securities Inc. and its predecessors, serving in a variety of capacities, most recently as a Managing Director and Head of Lodging & Gaming - Real Estate Investment Banking. Mr. Carlin previously worked at HVS Financial Services, Morgan Stanley Realty Incorporated and Arthur Andersen & Co.  Mr. Carlin graduated from the Wharton School at the University of Pennsylvania and earned a Masters of Business Administration from Columbia Business School.

Qualifications: financial and capital markets expertise; lodging and real estate industries - general and transactional knowledge; Audit Committee financial expert; independent. Mr. Carlin is a seasoned corporate executive who previously had a distinguished career as an investment banker, with a particular focus on real estate finance and the lodging and gaming industries. He brings an insider’s perspective to the Board’s discussions concerning our balance sheet strategy and capital market activities, including equity and debt financings, liquidity, investor relations and other capitalization matters. His financial background is particularly valuable as he serves on our Finance Committee and as the Chair of our Audit Committee.

Robert F. Cotter (age 65) has served as a director since July 2006. Mr. Cotter founded Cotter and Cotter Inc., a hospitality consultancy in 2010. From March 2007 until his retirement in 2008, he served as President and a director of Kerzner International Holdings Limited, or Kerzner, a developer and operator of luxury hotels and resorts. Prior to joining Kerzner, Mr. Cotter served as President and Chief Operating Officer of Starwood Hotels & Resorts Worldwide, Inc., or Starwood Hotels, from 2003 through his retirement from Starwood Hotels in December 2005. He spent most of his 35-year career with Starwood Hotels and its predecessors and was named Chief Operating Officer in 2000, after serving as President, International Operations, and President and Chief Operating Officer, Europe. Mr. Cotter graduated from Boston College.

Qualifications: long-time lodging industry executive with extensive operating and leadership experience; detailed understanding of hotel brand strategies and management practices; substantial experience managing and compensating executives and managing for performance; independent. Mr. Cotter’s lengthy career in the lodging industry - from postings at individual properties to serving as a senior executive at Starwood Hotels and Kerzner - is the basis for refined strategic insights about our portfolio, the various hotel brands and management companies and opportunities for growth. Mr. Cotter also has substantial experience managing and driving individual and team performance, which is particularly relevant to his work on our Compensation Committee.

Patricia L. Gibson (age 54) has served as a director since March 2016. She serves as Chief Executive Officer of Banner Oak Capital Partners, or Banner Oak, which she co-founded in October 2016. From April 2007 to October 2016, Ms. Gibson was President of Hunt Realty Investments, Inc., or Hunt, the centralized real estate investment management company for the Hunt family and related entities. She joined Hunt as Senior Vice President in 1997. Prior to joining Hunt in 1997 as Senior Vice President, Ms. Gibson held senior financial positions with Archon Group, a subsidiary of Goldman Sachs & Co. and The Travelers Realty Investment Company. Ms. Gibson serves on the Board of Directors of Pacolet Milliken Enterprises, Inc., a private family-owned investment company focused on energy and real estate investments, and she currently chairs the National Association of Real Estate Managers and is the vice-chair of the Industrial and Office Parks council of the Urban Land Institute, or ULI. She is a graduate of Fairfield University and holds a Master of Business Administration Degree from the University of Connecticut. Ms. Gibson is a Chartered Financial Analyst.

Qualifications: significant financial, transactional and asset management expertise; extensive leadership and general management experience; independent. Ms. Gibson’s financial, financial reporting, underwriting and analytical background, particularly focused on real estate investing and finance, complement the skillsets of our other directors and is particularly relevant to her service as a director.

Steven R. Goldman (age 55) joined us as our Chief Executive Officer in February 2017 and has served on the Board since that time. Prior to joining us, Mr. Goldman was a Managing Director at Starwood Capital Group, or Starwood, from September 2010 to February 2017. While at Starwood, Mr. Goldman served as President of Starwood’s affiliate SH Group, a hotel brand management company that oversees the development and management of the firm’s two luxury and lifestyle hotel and residence brands, 1 Hotels and Baccarat Hotels & Resorts, and as Chief Executive Officer, President and Director of Groupe du Louvre, Starwood’s portfolio investment holding company in France. Prior to joining Starwood, Mr. Goldman was President, Global Real Estate and Development at Hilton Worldwide Holdings Inc. from April 2008 to June 2010, where he was responsible for global development and oversight of the company’s $15 billion owned and leased real estate portfolio. Mr. Goldman has also previously served as President, Chief Executive Officer and Director of Sunstone Hotel Investors, Inc. from March 2007 to March 2008 and as Executive Vice President and Chief Investment Officer at Hyatt Hotels Corporation from April 2003 through April 2007. Mr. Goldman has served as a member of various professional organizations, including the Industry Real Estate Finance Advisory Council (IREFAC) of the American Hotel & Lodging Association and the Hotel Development Council of the Urban Land Institute, and as a Trustee of the Francis W. Parker School in Chicago. Mr. Goldman received his undergraduate degree from Cornell University and a Masters of Business Administration in Finance from the University of Chicago.

Qualifications: extensive industry experience; executive leadership roles at both public and private lodging companies. Through his 30+ years in the hospitality industry, both in the U.S. and abroad, Mr. Goldman brings to the Board a wealth of experience in all aspects of hotel operations, acquisitions and divestitures, finance and development, along with an international perspective. As a senior executive at both public and private lodging companies, Mr. Goldman possesses proven strategic planning and leadership skills.

Dana Hamilton (age 48) has served as a director since March 2016. She is co-founder and President of Ameriton LLC, a private real estate investment company. From October 2013 to October 2014, she served as President and Chief Executive Officer, and trustee, of Borderplex Community Trust. From May 2005 until the company was sold in February 2013, Ms. Hamilton served as President - Europe and member of the Executive Committee at Archstone, one of the largest apartment companies in the U.S. and Europe. From August 1994 until May 2005, she held various leadership positions at Archstone, including Executive Vice President - National Operations. Ms. Hamilton graduated from Stanford University and earned a Masters of Business Administration from the Haas School of Business at the University of California at Berkeley.

Qualifications:  significant financial, transactional and asset management expertise; extensive leadership and general management experience; independent.  Ms. Hamilton’s financial and analytical background, particularly focused on real estate investing and finance, together with her general management and other diverse experience, is particularly relevant to her service as a director.

Christopher J. Hartung (age 48) has served as a director since November 2010 and is currently our Lead Director. He has served as a director at Lazard Asset Management, or Lazard, since 2011. Prior to the sale of Grubb & Ellis Alesco Advisors, or Grubb & Ellis, to Lazard, he served as Senior Advisor to Grubb & Ellis from 2011 to 2012. From 2004 to 2010 he served as Managing Director, Real Estate Investment Banking of Wells Fargo Securities/Eastdil Secured, a real estate investment banking firm, where he provided investment banking services to public and private real estate companies. Mr. Hartung also served from 1997 to 2004 as Managing Director, Real Estate Equity Research at WR Hambrecht & Co., Chief Strategy Officer at iBuilding, Inc., Managing Director and Group Head, and Real Estate Equity Research at Banc of America Securities. He also served in various capacities at J.P. Morgan & Co. from 1990 to 1996. Mr. Hartung is currently, or has been, a member of various professional organizations in the real estate industry, including the ULI, Lambda Alpha International, International Council of Shopping Centers and the National Association of Real Estate Investment Trusts. Mr. Hartung previously served on the Advisory Board for the Fisher Center for Real Estate at the Haas School of Business at the University of California at Berkeley. Mr. Hartung graduated from Cornell University.

Qualifications: financial and capital markets expertise; extensive experience evaluating real estate-related businesses, investment performance, industry trends and other information bearing on the merits of investing in real estate and real estate companies such as FelCor; independent. Mr. Hartung is a seasoned financial analyst with broad knowledge of capital markets, investor sentiment and objectives, institutional investors and the dynamics and challenges inherent in real estate investing. He brings sophisticated insights to bear in assessing strategic and tactical options at the Board level, which has enhanced our decision-making process. Moreover, his consultative mindset has enhanced the overall collegiality of our Board and the Governance Committee, which he chairs. Mr. Hartung was elected Lead Director by our independent directors in 2016.

Charles A. Ledsinger, Jr. (age 67) has served as a director since November 1997. He currently serves (and has served since 2009) as the Chairman and Managing Director of SunBridge Capital Management, L.L.C. From September 2006 to May 2009, Mr. Ledsinger served as Vice Chairman of Choice Hotels International, Inc., or Choice, the parent company of Choice Hotels International, a publicly traded company, where Mr. Ledsinger served as President and Chief Executive Officer from August 1998 to his retirement in 2009. Prior to August 1998, Mr. Ledsinger served as Senior Vice President and Chief Financial Officer of St. Joe Corporation from May 1997 until his election as President and Chief Operating Officer of that company in February 1998. Prior to 1997, Mr. Ledsinger served in management positions at several lodging and gaming companies. Mr. Ledsinger has also served as Senior Vice President and Chief Financial Officer of The Promus Companies Incorporated, the former parent of Harrah’s Entertainment, Inc. He formerly served as a director of Darden Restaurants, Inc., a publicly traded company, until 2014, Choice until 2009 and TBC Corporation until 2005. Mr. Ledsinger also chairs the boards of directors of two privately held companies: Realty Investment Company, Inc., an operating and investment company, and Sunburst Hospitality Corporation, a hotel and real estate operator. Mr. Ledsinger also currently serves as a director of various community and educational institutions, and is the previous Rector (Chair) of the Board of Trustees at the University of Richmond. Mr. Ledsinger graduated from the University of Virginia and earned a Master of Business Administration degree from the University of Memphis.

Qualifications: extensive financial and executive leadership experience at lodging and real estate development companies; public company financial reporting and management experience; lengthy service as a FelCor director; service on every standing FelCor committee; sophisticated knowledge of governance, financial reporting, risk management, investor relations, compensation and other public company issues; service on other public company boards of directors provides additional perspective on governance, compensation and other best practices; independent. Mr. Ledsinger has had a long career as an executive with financial and general management responsibilities with lodging and real estate companies. As one of our longest-serving directors, Mr. Ledsinger has served on all of our standing committees, having chaired both the Audit and Compensation Committees; his own experiences managing businesses, including one of the largest hotel brand franchisors, provide the Board with a uniquely practical strategic perspective. He brings highly sophisticated public company financial and strategic management experience that informs his contributions; he also has a consultative and inclusive leadership style that encourages the collegial dynamics that enhance our Board’s effectiveness.

Mark D. Rozells (age 55) has served as a director of FelCor since March 2008. He was, most recently, the Executive Vice President and Chief Financial Officer of Fairmont Raffles Hotels International, or FRHI, a position he held from November 2010 until July 2016, when FRHI was sold. From September 2005 until he joined FRHI, Mr. Rozells was a private investor focused on real estate and entertainment assets. From April 2000 to July 2005, Mr. Rozells worked with Liberty Media Corporation and served as President and Chief Executive Officer of DMX Music, Inc. (a leading provider of music and in-store entertainment services to commercial customers including the lodging industry), and as Executive Vice President and Chief Financial Officer of Liberty Digital, Inc., a publicly-held media and music content production and distribution company. From March 1998 to April 2000, Mr. Rozells was Senior Vice President, Finance and Treasurer of Starwood Hotels & Resorts Worldwide, Inc. Prior to his service at Starwood Hotels, Mr. Rozells held treasury and finance positions with The Walt Disney Company, Imperial Corporation of America and Allied Signal, Inc. Mr. Rozells is an honors graduate of Yale College.

Qualifications: chartered financial analyst; extensive financial and executive management experience, including public company financial reporting; public company leadership experience; independent. Mr. Rozells was, most recently, Executive Vice President and Chief Financial Officer of FRHI and has held executive positions with financial, strategic and general management responsibilities at several leading public companies, including The Walt Disney Company and Starwood Hotels. Mr. Rozells’s financial, lodging industry, general management and transactional expertise are particularly relevant to his work on our Board.

Directors Not Standing for Re-election

As referenced elsewhere in this proxy statement, the following directors are not standing for re-election at the meeting:

Thomas J. Corcoran, Jr. (age 68) is the Chairman of the Board and has served as a director since 1994. He served as the President and Chief Executive Officer of FelCor from its formation in 1994 until February 2006, when he became the non-executive Chairman of the Board. From 1991 to 1994, Mr. Corcoran served as the President and Chief Executive Officer of the general partner of the partnerships that were merged into the Company at its formation. From October 1990 to December 1991, he served as the Chairman, President and Chief Executive Officer of Fiesta Foods, Inc., a manufacturer of tortilla chips and taco shells. From 1979 to 1990, Mr. Corcoran held various positions with ShowBiz Pizza Time, Inc., an operator and franchisor of family entertainment center/pizza restaurants, and with Integra (formerly Brock Hotel Corporation), a hotel and restaurant company of which he served as the President and Chief Executive Officer from 1986 to 1990. Mr. Corcoran has served as a director of Sammons Enterprises, Inc., a diversified portfolio investment company, since December 2010 (he currently chairs that board), and currently serves on the Board of Directors of the American Hospitality & Lodging Association. Mr. Corcoran graduated from Washburn University and earned a law degree from the Washburn University School of Law.

Qualifications: our founder and former President and Chief Executive Officer; extensive lodging industry leadership experience and relationships; general management experience; in-depth knowledge of FelCor, its properties and historical strategic, transactional and tactical decision-making. In addition to his hotel industry and general management and corporate leadership experience, Mr. Corcoran has exceptional in-depth knowledge of our history, assets and strategic relationships. He brings a sophisticated understanding of hotel operations, hotel brands and management, hotel transactions, and general management. As the Chairman of the Board, Mr. Corcoran’s attributes assist in the administration of the Board’s governance, oversight and management responsibilities.

Robert H. Lutz, Jr. (age 67) has served as a director since July 1998. Since 2000, Mr. Lutz has served as the President of Lutz Investments LP, through which he holds and manages a variety of investments. From March 2012 to December 2015, Mr. Lutz served as Chairman of the Board of Directors and Chief Executive Officer of Wound Management Technologies, Inc., a leading innovator in advanced wound care solutions. From 1994 until 2000, Mr. Lutz served as the Chairman and Chief Executive Officer, and a member of the executive committee, of Amresco, Inc., a financial services company. From 1991 to 1994, Mr. Lutz served as President and Chief Operating Officer of Balcor/Allegiance Realty Group, a subsidiary of the American Express Company engaged in real estate ownership and management. Mr. Lutz graduated from Furman University and earned a Masters of Business Administration degree from Georgia State University.

Qualifications: extensive management and executive leadership experience; real estate capital markets and investment experience; independent. Mr. Lutz has enjoyed a lengthy career as an executive in the real estate industry and as an investor through several economic cycles. He brings substantial leadership, management and real estate experience to the Board, and his long-standing service as a FelCor director, including serving as our Lead Independent Director from 2010 to 2016, as well as his prior service on various for-profit and non-profit boards, provides an invaluable perspective on matters of corporate governance and executive compensation, as well as commercial real estate transactions and financing.

The following table highlights the experience each continuing director brings to our Board:

	Glenn A. Carlin	Robert F. Cotter	Patricia L. Gibson	Steven R. Goldman	Dana Hamilton	Christopher J. Hartung	Charles A. Ledsinger, Jr.	Mark D. Rozells
Financial Expertise/Literacy	✓		✓	✓	✓	✓	✓	✓
Capital Markets	✓		✓	✓	✓	✓	✓	✓
M&A/Corporate Transactions	✓			✓	✓	✓	✓	✓
Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓
Risk Oversight/Management	✓	✓	✓	✓	✓		✓	✓
Government Relations	✓						✓
Commercial/Hotel Real Estate Investment	✓	✓	✓	✓	✓	✓	✓	✓
Commercial Real Estate Development			✓	✓	✓		✓
Hotel Operations	✓	✓		✓			✓	✓
Marketing		✓			✓		✓
Consumer Products and Services		✓			✓		✓	✓

Management; Executive Officers

We identify the following officers as our continuing “named executive officers,” or NEOs, as contemplated by the rules and regulations of the SEC:1

	Age	Position(s) With FelCor	Named Executive Officer Since

Steven R. Goldman	55	Chief Executive Officer and Director	2017
Troy A. Pentecost	55	President and Chief Operating Officer	2006
Thomas C. Hendrick	70	Executive Vice President and Chief Investment Officer	2015
Michael C. Hughes	42	Executive Vice President and Chief Financial Officer	2013
Jonathan H. Yellen	49	Executive Vice President, General Counsel and Secretary	2006
Steven R. Goldman’s business experience is described in The Board of Directors.
Troy A. Pentecost, our President and Chief Operating Officer, is a hospitality veteran with over 35 years of hospitality industry experience. He joined us as Executive Vice President and Director of Asset Management in March 2006, and was promoted to Chief Operating Officer in August 2010 and President in September 2016. Mr. Pentecost served as our Interim Senior Executive Officer from September 16, 2016, when Mr. Smith retired, until February 27, 2017, when Steven R. Goldman joined FelCor as our Chief Executive Officer. He previously served in various management roles with Remington Hotel Corporation, or Remington, Wyndham Hotels & Resorts and Guild Hotel Management Company. Mr. Pentecost currently serves on owner and/or franchisee councils for various brands, including Doubletree, Embassy Suites, Sheraton and Marriott. Mr. Pentecost attended Bowling Green State University.
Thomas C. Hendrick was appointed Executive Vice President and Chief Investment Officer in July 2015, having previously served as a director from February 2007 until joining management. Mr. Hendrick is a well-known, longtime developer of hotels and mixed-use commercial real estate projects. He is President and Chief Executive Officer of TCH Partners, Inc., a developer of luxury, mixed-use commercial real estate projects in the U.S., the Caribbean, Mexico and Latin America.  Mr. Hendrick formerly served as President of Sagewood Partners, LLC, a developer of high-end, mixed-use real estate projects, from December 2007 through July 2009, and the Executive Vice President of Acquisitions and Development for the Kor Group, or Kor, a privately held investment, development and management firm, from November 2006 to November 2007, where he oversaw hotel and resort acquisitions, development opportunities and third-party management agreements on a worldwide basis. Prior to his work with Kor, Mr. Hendrick served in senior development positions for Mandarin Oriental Hotel Group, Rosewood Hotels & Resorts, Regent International Hotels, Remington and Wyndham International, Inc.  Mr. Hendrick graduated from Southeast Missouri State University and holds a Master of Business Administration degree from the University of North Florida.

_____________________________
1Richard A. Smith, who served as our President and Chief Executive Officer until September 16, 2016, is also an NEO for 2016 as contemplated by the rules and regulations of the SEC.

Michael C. Hughes became our Senior Vice President, Chief Financial Officer and Treasurer in July 2013 and was promoted to Executive Vice President in February 2015. He originally joined us in 2006 as Vice President, Finance, was promoted to Treasurer in February 2009 and to Senior Vice President in February 2013. Prior to joining us, Mr. Hughes was employed by Wyndham International, Inc. from February 2002 to April 2006. Prior to that time, Mr. Hughes was a business consultant with Maverick Management LLC. He was awarded a bachelor’s degree in business from Rhodes College and is a holder of the Chartered Financial Analyst® designation.
Jonathan H. Yellen joined us in July 2006 as Executive Vice President, General Counsel and Secretary. Prior to joining us, Mr. Yellen was engaged in the private practice of law with Fried Frank Harris Shriver & Jacobson LLP, Latham & Watkins LLP and Barclay Damon LLP, where he specialized in mergers and acquisitions, corporate finance and securities law, and in house at Digital Lighthouse Corporation and Starwood Hotels. From 2006 to 2011, Mr. Yellen served as a director (and chaired the Audit Committee) of Avadyne Health, a provider of health care receivable management services to hospitals and other providers. In addition, he has a long history of extensive social and community service, serving as a director of various social service organizations, including Vogel Alcove, Jewish Family Service of Greater Dallas and Buffalo Prep. He is also a member of various professional and industry organizations, including the American Bar Association and the National Association of Real Estate Investment Trusts. Mr. Yellen is a graduate of Amherst College, Columbia University School of Law (where he was a Harlan Fiske Stone Scholar) and Georgetown University Law Center.
Our NEOs are elected annually by our Board, typically at our Board’s first meeting held after the annual meeting and otherwise as necessary and convenient in order to fill vacancies or newly created offices. Each NEO holds office until a successor is duly elected and qualified or, if earlier, until retirement, death, resignation or removal. Our Board may remove any officer whenever, in its judgment, such removal is in FelCor’s best interest. Other than Steven R. Goldman’s employment agreement, there are no arrangements or understandings between any officer and any other person pursuant to which that officer was elected.

Stock Ownership
Principal Stockholders. The following table shows how much of our common stock was beneficially owned on [ ], 2017, by each person known to us to beneficially own more than 5% of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (a)

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	20,201,975	(b)	[ ]	%

Black Rock Inc. 55 East 52nd Street New York, NY 10022	11,814,844	(c)	[ ]	%

Vanguard Specialized Funds 100 Vanguard Blvd. Malvern, PA 19355	9,977,747	(d)	[ ]	%

Land & Buildings Investment Management, LLC 1 Landmark Square, 7th Floor Stamford, CT 06901	8,821,554	(e)	[ ]	%

FMR LLC 245 Summer Street Boston, MA 02210	8,607,097	(f)	[ ]	%
__________________

(a)	Based upon _____________ shares outstanding as of [ ], 2017.

(b)
Based upon Amendment No. 12 to its Schedule 13G filed on February 10, 2017. The Vanguard Group, Inc., an investment advisor, reported that it had sole voting power with respect to 428,203 shares and shared voting power with respect to 165,561 shares, and sole dispositive power with respect to 19,787,522 shares and shared dispositive power with respect to 414,453 shares.

(c)
Based upon Amendment No. 7 to its Schedule 13G filed on January 24, 2017. Black Rock Inc. reported that it had sole dispositive power with respect to these shares and sole voting power with respect to 11,337,755 shares.

(d)	Based upon Amendment No. 7 to its Schedule 13G filed on February 13, 2017. Vanguard Specialized Funds reported that it had sole voting power with respect to these shares.

(e)
Based on the Schedule 13D filed on September 19, 2016 by Land & Buildings Investment Management, LLC (“L&B Management”) and the other reporting persons named therein.  L&B Management, an investment manager, reported that it had sole voting power and sole dispositive power with respect to these shares.  Jonathan Litt, the managing principal of L&B Management, reported shared voting power and shared dispositive power with respect to these shares.  The shares are directly held by certain private investment funds, of which Land & Buildings GP LP is the general partner and L&B Management is the investment manager.

(f)	Based upon Amendment No. 4 to its Schedule 13G filed on March 10, 2017. FMR LLC reported that it had sole power to vote 3,470,851 shares and sole power to dispose 8,607,097 shares.

Security Ownership of Management. The following table shows how much of our common stock and Series A Preferred Stock was beneficially owned on [ ], 2017 by the executive officers named in the Summary Compensation Table, each nominee and current director, and all current directors and executive officers, as a group. Unless otherwise indicated, each person owns directly the number of shares shown after his or her name in the table below and has sole voting and investment power with respect to such shares. None of the shares owned by such persons are subject to any pledge. The address of each of the persons listed below is c/o FelCor Lodging Trust Incorporated, 125 E. John Carpenter Freeway, Suite 1600, Irving, TX 75062.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(a)		Percent of Class(b)	Amount and Nature of Beneficial Ownership of Series A Preferred Stock	Percent of Class(b)
Glenn A. Carlin	100,240		*	—	*
Thomas J. Corcoran, Jr.	418,163	(c)	*	4,000	*
Robert F. Cotter	143,116	(d)	*	—	*
Patricia L. Gibson	21,963		*	—	*
Steven R. Goldman	—		*	—	*
Dana Hamilton	23,427		*	—	*
Christopher J. Hartung	34,023		*	—	*
Thomas C. Hendrick	129,319		*	—	*
Michael C. Hughes	143,193		*	—	*
Charles A. Ledsinger, Jr.	86,293		*	—	*
Robert H. Lutz, Jr.	79,173	(e)	*	—	*
Troy A. Pentecost	467,441		*	—	*
Mark D. Rozells	71,217	(f)	*	—	*
Richard A. Smith	1,937,106	(g)	[ ]	—	*
Jonathan H. Yellen	267,543	(h)	*	—	*
All executive officers and directors, as a group (15 persons)	3,922,217		[ ]	4,000	0.1%

_____________________________
*    Represents less than 1% of the outstanding shares of such class.

(a)
With respect to Messrs. Goldman, Hendrick, Hughes, Pentecost and Yellen, the number of shares shown do not include shares that may be issued to them if and when unvested restricted stock units, or RSUs, previously awarded to them vest, none of which are eligible to vest before December 27, 2017.

(b)	Based upon [ ] shares of common stock and [ ] shares of Series A Preferred Stock as of [ ], 2017.

(c)
The shares beneficially owned by Mr. Corcoran include (i) 3,101 shares of common stock issuable upon the conversion of 4,000 shares of Series A preferred stock; (ii) 30,000 shares of common stock held by TCOR Holdings, LLC, of which he is the sole beneficial owner; and (iii) 2,847 shares of common stock held in his individual retirement account.

(d)
The shares beneficially owned by Mr. Cotter include (i) 15,918 shares held by a revocable trust, over which Mr. Cotter retains control and (ii) 10,898 shares held by a corporation controlled by Mr. Cotter.

(e)	The shares beneficially owned by Mr. Lutz include (i) 2,500 shares owned by Mr. Lutz’s spouse and (ii) 7,700 shares held in his individual retirement account.

(f)	The shares held by Mr. Rozells include (i) 25,000 shares held in his individual retirement account and (ii) 46,217 shares held by a trust.

(g)
Mr. Smith retired as President and Chief Executive Officer effective September 16, 2016.  The shares reported in this table are based on Mr. Smith’s last Form 4 filed on February 23, 2016 and include 25,998 shares held in custodial accounts for his children.

(h)
The shares beneficially owned by Mr. Yellen include 30,592 shares of common stock held by trusts for the benefit of Mr. Yellen’s minor children. Mr. Yellen is not the trustee of those trusts and disclaims any beneficial interest in, or control over, those shares.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires officers and directors, and persons who beneficially own more than 10% of our stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies furnished to us and representations from the officers and directors, we believe that all Section 16(a) filing requirements for the year ended December 31, 2016, applicable to our officers, directors and greater than 10% beneficial owners were satisfied, except Mr. Pentecost filed one late Form 4 reporting late one transaction. Based on written representations from our officers and directors, we believe that no Forms 5 for directors, officers and greater than 10% beneficial owners are required to be filed with the SEC for the period ended December 31, 2016.
Ownership Guidelines.  Our NEOs and our non-management directors are subject to stock ownership guidelines to align their interests further with our other stockholders. Such guidelines are designed to ensure that our NEOs maintain a long-term strategic view of risk and opportunity. By maintaining a significant portion of their respective net worth in the Company stock, our NEOs are dis-incentivized from undertaking or permitting others to undertake near-term risks at the expense of long-term stockholder value. Our Chief Executive Officer is expected to hold shares of our common stock worth at least five times his base salary, and our other NEOs are each expected to hold shares worth at least three times their respective base salaries, in each case to be accumulated over a five-year period and maintained thereafter. Shares of restricted stock and shares of common stock that may be issued with respect to outstanding RSUs are included in determining whether our NEOs’ holdings satisfy our stock ownership guidelines. All of our NEOs are currently in compliance with our stock ownership guidelines, and we expect that Mr. Goldman will hold shares worth at least five times his base salary within the five-year accumulation period contemplated by such guidelines. In addition, within five years after commencing Board service, each non-management director is expected to hold shares of our common stock worth at least four times the amount of their annual retainer for that director’s remaining Board tenure.
Board Leadership, Meetings and Performance
Leadership. We have historically separated the offices of Chief Executive Officer and Chairman of the Board as a means of distinguishing between management and the Board’s oversight of management. Our current Chairman of the Board, Mr. Corcoran, co-founded the Company and was our President and Chief Executive Officer from 1994 until 2006, but is not standing for re-election at the meeting. The Board has elected Mr. Hartung as Chairman of the Board, effective as of the election of directors at the meeting. In addition to the foregoing, in 2010, the Board established the position of Lead Director (to which Mr. Hartung was elected in 2016). Pursuant to its charter, the position of Lead Director only exists if the Chairman of the Board is an affiliated director or member of management. As a result, once Mr. Hartung becomes Chairman of the Board following the election of directors at the meeting, we will cease to have a Lead Director. We believe that this structure provides optimal oversight of the Company’s management and affairs.
Board Meetings; Executive Session; Annual Stockholder Meeting. The Board met 11 times and consented to one action in writing during 2016, and each director attended at least 75% of the meetings of the Board and its committees on which he or she served. In connection with every regular meeting, our Board meets in executive session in the absence of management and also in the absence of any non-independent directors to discuss issues related to management performance and other matters. The Board has not adopted a formal policy with regard to director attendance at the annual meetings of stockholders because fewer than 10 non-management stockholders usually attend our annual meetings in person. Messrs. Corcoran and Smith were the only directors to attend our 2016 annual meeting.
Board Performance. Each of the Board and the Audit, Compensation and Governance Committees undertakes annual performance reviews. The results are reviewed with a view to improving performance and practices. In addition, the full Board reviews annually the qualifications and effectiveness of the Audit Committee and qualifications of its members.

Independence
Assuming our nominees are re-elected, all of our directors, other than our Chief Executive Officer, Steven R. Goldman, will be “Independent Directors” as defined in our Charter and also as contemplated by the NYSE. Other than as a consequence of employment by FelCor and/or serving on our Board, since January 1, 2014, none of our directors has served as an officer or director of any FelCor affiliates. All members of the Audit, Compensation and Governance Committees are independent as contemplated by the applicable NYSE rules and SEC regulations. Additionally, each director who serves on the Compensation Committee must be (and is) (i) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The Board determines the independence of our directors based on information known by the Board concerning each director and information supplied by each director to the Board.
Mr. Goldman, our Chief Executive Officer, is our employee and, consequently, not independent. Although not standing for re-election, Mr. Corcoran, our founder, former President and Chief Executive Officer and current Chairman of the Board, is an employee and, consequently, not independent. Finally, Mr. Smith, who retired as President and Chief Executive Officer in September 2016 and stepped down from the Board at that time, was an employee and, consequently, not independent. None of our non-employee directors has a material relationship with us (directly or as a partner, stockholder or officer of an organization that has a relationship with us), and none of our independent directors had any transactions, relationships or arrangements that were required to be considered by the Governance Committee when determining independence.
Board Committees
The Board appoints committees to help carry out its duties. In particular, committees work on key issues in greater detail than would be practicable at a full Board meeting. Each committee reviews the results of its deliberations with the full Board. Current copies of the Board-adopted written charters for the Audit, Compensation, Executive, Finance and Governance Committees, as well as our Corporate Governance Guidelines and Code of Business Conduct and Ethics, may be found under the Governance tab on the Investors page of our website at www.felcor.com and are also available in print to any stockholder who requests them by writing to our corporate secretary at 125 E. John Carpenter Freeway, Suite 1600, Irving, Texas 75062.
The Audit Committee oversees audits, accounting, financial reporting and internal control matters. The committee appoints, compensates, evaluates and terminates the independent registered public accounting firm that audits our financial statements. The committee consults with our independent registered public accounting firm and reviews their audit and other work. The committee also consults with our Chief Financial Officer, General Counsel and Chief Accounting Officer and reviews our internal controls and compliance with corporate policies. The committee met six times during 2016, including prior to issuing each earnings release to review the information to be reported and to examine any issues relating to the report of earnings. The committee also reviewed each Quarterly Report on Form 10-Q and the Annual Report on Form 10-K before filing.
The committee currently consists of Ms. Hamilton and Messrs. Carlin (Chair) and Hartung, each of whom is independent in accordance with the listing standards of the NYSE. The Board has reviewed the education, experience and other qualifications of each member of the committee as set forth above and determined that all of its current members meet the SEC’s definition of an “audit committee financial expert” and are independent as contemplated by the applicable rules of the SEC. No one serving on our Audit Committee serves on the audit committees of three or more public companies.
Report of the Audit Committee. The Audit Committee monitors and oversees our financial reporting process. Management is responsible for our internal controls and the financial reporting process. PwC, our independent registered public accounting firm, is responsible for performing an independent integrated audit of our consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. The Audit Committee reviewed and discussed with management and PwC our audited consolidated financial statements for the year ended December 31, 2016, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s evaluation of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has discussed with PwC the matters that are required to be discussed by PCAOB Auditing Standard No. 16. The Audit Committee received from PwC the written disclosures and the letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and has discussed with PwC its independence from the Company. The Audit Committee also concluded that PwC’s provision of services to the Company and its affiliates is compatible with PwC’s independence. Based on the Audit Committee’s review of the audited consolidated financial statements and its discussions with management and PwC noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.
This report has been furnished by the members of the Audit Committee.
________________
Glenn A. Carlin (Chair)
Dana Hamilton
Christopher J. Hartung
The Compensation Committee reviews and approves the compensation to be paid to our executive officers and advises our Board on the adoption of, and administers, employee benefit and compensation plans. The committee currently consists of Messrs. Ledsinger (Chair), Carlin and Cotter, each of whom is independent in accordance with the listing standards of the NYSE. The committee met two times and acted by written consent three times during 2016. No member of the committee is, or has ever been, one of our officers or employees.
In accordance with its charter, the Compensation Committee:

•	reviews and approves, on an annual basis, the criteria relevant to our annual incentive compensation program, including individual performance objectives of the Chief Executive Officer;

•	reviews and approves, on an annual basis, the base salaries of the Chief Executive Officer and our other executive officers;

•	determines and approves, in consultation with the Chief Executive Officer, the performance-based compensation of our other executive officers;

•	evaluates the Chief Executive Officer’s performance in light of his objectives and accordingly determines his performance-based compensation;

•	reviews the compensation program for the Chairman of the Board;

•
reviews, approves, and administers all incentive-compensation plans, deferred compensation plans and equity-based incentive plans; establishes guidelines, rules and interpretations for such plans; approves and ratifies awards, and amendments thereto, made under any such plans, and reviews and monitors awards under such plans;

•	engages consultants and advisors to provide advice, perform analyses and otherwise assist the committee in its deliberations and reviews the independence of each such advisor;

•	reviews the compensation discussion and analysis as required by the SEC for inclusion in our annual proxy statement together with the committee’s report;

•
reviews, annually, director compensation levels and practices and, if determined to be appropriate, approves changes in such compensation levels and practices, taking into account the considerations set forth in our Corporate Governance Guidelines;

•
reviews and approves guidelines or agreements with respect to severance, change-in-control or other termination payments to be made to executive officers, other officers and key employees and exceptions to those guidelines or agreements with respect to executive officers; and

•
reviews, on an annual basis, the Company’s compensation policies and practices to confirm that they do not, in any way, create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation. No interlocking relationship exists between our executive officers or the members of the compensation committee and the board of directors or compensation committee of any other company.

For a further description of the committee’s role, processes and procedures in determining the amount and form of executive and director compensation, see Director Compensation and Compensation Discussion and Analysis.
The Governance Committee recommends to our Board candidates for election as directors, develops and recommends our Corporate Governance Guidelines (including criteria for membership on the Board and its committees to the Board), reviews the succession plan for our Chief Executive Officer in executive session on an annual basis, and considers other corporate governance issues. This committee currently consists of Ms. Gibson and Messrs. Hartung (Chair), Ledsinger and Lutz, each of whom is independent in accordance with the listing standards of the NYSE. As referenced elsewhere in this proxy statement, Mr. Lutz will not stand for re-election at the meeting. The committee met nine times during 2016.
The committee maintains flexibility when identifying any potential directors in order to give full weight to the circumstance and desired experience. The committee has the ability, as necessary or appropriate, to retain the services of an independent search firm to identify new director candidates. The committee considers any potential candidate proposed by a member of our Board or senior management. Typically, at least two members of the committee, as well as the Chairman of the Board (and, if our Chairman is a member of management, our Lead Director) and our Chief Executive Officer, personally interview any non-incumbent candidate, and the assessments of his or her qualifications are provided to the full committee to assist with its deliberations.
On an annual basis, the Governance Committee reviews with the Board the requisite skills and characteristics required for new directors, as well as the composition, tenure and size of the Board as a whole. This assessment includes a review of (i) independence, experience, expertise and other factors relative to the overall composition of the Board and (ii) whether an incumbent director should continue to serve in light of changed circumstances from when he or she was first elected and his or her performance as a director under these guidelines.
With regard to director tenure and term limits, the Board believes that directors with varying tenures ensure an appropriate mix of in-depth knowledge of the Company and its operations and fresh ideas and viewpoints. There is no correlation between director tenure and independence. For similar reasons, the Board has not established term limits. While term limits could help ensure that fresh ideas and viewpoints are available to the Board, they deprive the Board of contributions of directors who have developed, over a period of time, increasing insight into the Company and its assets and operations and, therefore, provide increasingly valuable insight. As an alternative to term limits, the Governance Committee considers each director’s individual tenure, performance and contributions annually, concurrently with the Board’s self-evaluation. This also allows the Board, through the Governance Committee, to consider the appropriateness of each Director’s continued service. In 2017, Thomas J. Corcoran, Jr. and Robert H. Lutz, two long-serving directors, determined that they would not stand for re-election, as a consequence of which our average director tenure will significantly decline following the meeting.
Our policies and procedures regarding stockholder-recommended director candidates are contained in the committee’s charter. The committee may consider stockholder recommendations for candidates to serve on our Board. The committee will consider any candidate for director recommended by any beneficial owner, or group of beneficial owners, that has owned more than 5% of our outstanding common stock for at least one year. The committee will consider the candidate based on the same criteria used for selection of other director nominees. The committee reserves the right to reject any candidate that has a special interest agenda other than the best interests of the Company and our stockholders. Stockholders desiring to nominate persons for director must follow the following procedures:

•
submit, in writing, the following information about the candidate: name, mailing address, telephone number, email address, resume, business history, listing of other past and present directorships and director committees, hotel industry experience and any other relevant information to the Governance Committee, c/o FelCor Lodging Trust Incorporated, 125 E. John Carpenter Freeway, Suite 1600, Irving, Texas 75062-3933, Attention: Secretary;

•
explain in the submission why the stockholder believes the candidate would be an appropriate member of our Board and the benefits and attributes that the candidate will provide to us in serving as a director;

•	provide evidence of the requisite stock ownership along with the recommendation; and

•	indicate whether we may identify the stockholder in any public disclosures that we make regarding the consideration of the director candidate.

For a candidate to be considered for nomination at the 2018 annual meeting, the submission must be received by us no earlier than [___], 2018 and no later than [___], 2018.
Other Committees. The Board established two other standing committees: an Executive Committee and a Finance Committee. The Executive Committee was established to exercise interim and limited authority on behalf of our Board. In practice, the Executive Committee generally meets when it is impractical to call a meeting of the full Board to discuss hotel transactions. In addition, the Executive Committee is often asked by our Board to undertake a preliminary investigation of issues or questions. The Executive Committee currently consists of Ms. Gibson and Messrs. Corcoran (Chair), Cotter and Lutz, although, as referenced elsewhere in this proxy statement, Messrs. Corcoran and Lutz are not standing for re-election at the meeting. The Executive Committee did not meet in 2016. The Finance Committee was established to exercise authority on behalf of our Board on finance and capital markets matters, in particular matters that may require more frequent meetings and consultation than practical for the full Board. The Finance Committee currently consists of Ms. Hamilton and Messrs. Carlin, Ledsinger and Rozells (Chair). In 2016, the Finance Committee consented to four actions in writing.

Director Compensation
Our Board has approved a director compensation program pursuant to which each non-employee director receives base fees evenly split between an annual retainer and quarterly fees, plus the following stipends, as applicable:

Director Fees and Stipends ($)
Base Fees	150,000
Chair, Audit Committee	17,500
Member, Audit Committee	10,000
Chair, Compensation Committee	15,000
Chair, Governance Committee	12,000
Lead Director	20,000
We generally follow our customary practice of paying non-employee directors with shares of our common stock worth the amount of fees and retainer otherwise payable to them. Non-employee directors may elect to receive cash payments in lieu of stock with respect to some or all quarterly fees and leadership stipends in order to pay taxes attributable to their compensation for serving as our directors.
The following table sets forth the compensation provided to our directors for service during all or part of 2016 (other than Mr. Smith, who did not receive separate compensation for services as a director and whose compensation is discussed and summarized in Compensation Discussion and Analysis and the Summary Compensation Table).

2016 DIRECTOR COMPENSATION
		Director Fees Paid in Shares
Name	Director Fees Paid in Cash ($)	#	$(a)	All Other Compensation ($)		Total ($)
Glenn A. Carlin	46,250	18,186	121,250	—		167,500
Thomas J. Corcoran, Jr.	—	—	—	483,926	(b)	483,926
Robert F. Cotter	75,000	11,504	75,000	—		150,000
Patricia A. Gibson	—	19,662	131,250			131,250
Dana Hamilton	—	20,819	138,750			138,750
Christopher J. Hartung	112,000	11,504	75,000	—		187,000
Charles A. Ledsinger, Jr.	—	24,503	165,000	—		165,000
Robert H. Lutz, Jr.	80,000	11,504	75,000	—		155,000
Robert A. Mathewson(c)	42,500	—	—	—		42,500
Mark D. Rozells	9,375	21,000	140,625	—		150,000

_____________________________

(a)	Based on the fair value of the shares when granted.

(b)
For 2016, Mr. Corcoran’s compensation, as approved by our non-employee directors, consisted of a base fee for serving as a director ($150,000), a stipend for chairing our Board ($115,000) and compensation for leading certain redevelopment projects ($106,090). As a FelCor employee, Mr. Corcoran participates in our 401(k) and our medical and health insurance programs. He also receives employee benefits generally available to our other employees, plus certain supplemental health benefits provided to our executive officers and reimbursement for his club dues. For 2016, Mr. Corcoran’s total compensation was $483,926, including base salary ($371,090, including all director fees discussed above), bonus ($65,821), matching 401(k) contribution ($27,000), supplemental health benefits ($10,272) and club dues ($9,743).

(c)	Mr. Mathewson resigned from our Board effective May 1, 2016.

Risk Oversight
Our Board oversees an enterprise-wide approach to risk management, intended to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Our Board is actively involved in establishing and refining our business strategy, including assessing management’s appetite for risk and determining the appropriate level of risk for FelCor overall. Our Board, various executives and other officers previously engaged in a formal enterprise risk management assessment, which involved a review and analysis of risk throughout the business. The assessment was facilitated by Towers Watson, an independent consulting firm. Towers Watson reported various findings to our Board that were subsequently considered by our Board and management and, where appropriate, integrated with our internal processes. We may conduct additional assessments in the future as circumstances warrant.
While our Board has ultimate oversight responsibility for risk management, various committees of our Board also have subject-matter responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and from time to time discusses and evaluates matters of risk, risk assessment and risk management with our management team. The Compensation Committee is responsible for overseeing the management of risk associated with our compensation policies and arrangements. Finally, the Governance Committee ensures that the internal rules and processes by which we are governed are appropriate and consistent with applicable laws and regulations, as well as investor expectations. Our Code of Business Conduct and Ethics, Corporate Governance Guidelines, committee charters and other governance documents are reviewed by the appropriate committees annually to confirm continued compliance, ensure that our overall risk management is appropriately comprehensive, effective and reflects established best practices.
Code of Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that is applicable to our directors, officers and other employees. A copy of this code is available on our website at www.felcor.com. We will also post on our website any waivers of the provisions of the code made with respect to any of our directors or executive officers (no such waivers have ever been made).
Related Party Transactions. As they arise, we review all relationships and transactions in which we and our directors or executive officers, or their immediate family members, are participants to determine whether such persons have a direct or indirect material interest. Although we do not have a formal policy specifically addressing related-party transactions, our Code of Business Conduct and Ethics does cover conflicts of interest, generally, and applies to all of our officers, directors and employees, and our Audit Committee’s charter delegates to that committee the power and responsibility to review and approve all related party transactions required to be disclosed pursuant to SEC Regulation S-K Item 404. Under our Code of Conduct and Business Ethics, conflicts of interest are prohibited as a matter of policy. If any officer, director or employee becomes aware of any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest, that person is required to report the transaction or relationship in writing as detailed in the code. The code also provides guidelines on what may constitute conflicts of interest and sets forth standards to be followed in common situations where potential conflicts of interest may arise.
Mr. Smith and FelCor were parties to an employment agreement that was approved by the Compensation Committee in 2012. In connection with Mr. Smith’s retirement in September 2016, his employment agreement was terminated and the Company entered into a separate agreement pursuant to which the Company provided him with certain severance benefits. The terms of that agreement are discussed in Compensation Discussion and Analysis.
CEO Succession Planning
We maintain two CEO succession plans: one addressing emergency or unanticipated loss of our CEO and one addressing longer-term succession. Material features of these plans include identification of Board members to lead the succession process, identification and development of internal candidates and identification of external resources necessary to ensure a successful transition. The Board regularly reviews and updates these plans.

Communications with Directors
Our Corporate Governance Guidelines provide that our stockholders and other interested parties may communicate their concerns about us and our business and affairs to our Board, the Chairman of the Board, or if the Chairman of the Board is a member of management, to the non-management directors, as a group, c/o our Lead Director. These communications should be sent in the form of written correspondence by mail addressed to the Board c/o FelCor Lodging Trust Incorporated, 125 E. John Carpenter Freeway, Suite 1600, Irving, Texas 75062, Attention: Secretary. The communication should indicate whether it is intended for the entire Board, the Chairman of the Board or the Lead Director, as applicable, or the non-management directors, as a group. The Secretary will forward all such correspondence to the Chairman of the Board, the relevant committee chair or the Lead Director, as applicable, who will determine what action, if any, will be taken concerning the correspondence and its contents. If the number of letters received through the foregoing process becomes excessive, the Board may consider approving a process for review, organization and screening of the correspondence by the Secretary or other appropriate person.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Our NEO compensation program is designed to retain talented executives to lead FelCor, pay them fairly for their work and accomplishments and discourage unwarranted risk-taking. The Compensation Committee, which has principal responsibility for establishing and administering the program, regularly reviews the amount and mix of compensation and may change the program to keep our NEO compensation competitive or otherwise emphasize a particular set of objectives. The committee approves the compensation of our Chief Executive Officer, or our CEO, and, in consultation with our CEO, determines and approves the compensation of Messrs. Hendrick, Hughes, Pentecost and Yellen (our continuing NEOs1). The committee believes that most of our NEOs’ compensation opportunity should be significantly tied to performance, which motivates performance in-line with annual and long-term objectives, holds our NEOs accountable for business results and discourages unwarranted risk-taking. When formulating compensation, the committee also considers various market data and other factors, such as credentials, length of service, experience and individual performance.
Our 2016 NEO compensation program emphasized market and financial performance by reference to TSR2, Adjusted FFO3 per share and Adjusted EBITDA3 as critical performance criteria. Annual bonuses were entirely at-risk based on performance - for 2016, annual bonuses were 75% at-risk based on corporate performance (of which two-thirds directly tracked financial performance) and 25% at-risk based on individual performance. Long-term incentive (equity) awards were also largely at-risk based on performance - for 2016: 40% at-risk based on relative TSR over a three-year period and 40% at-risk based on cumulative financial performance over a three-year period, with the remaining 20% vesting in three equal annual increments at the end of 2016, 2017 and 2018, assuming continued employment on the vesting date.4
2016 Pay for Performance
While our NEOs’ performance-based compensation is discussed in detail below, we note that their cash bonuses are significantly lower relative to target because our 2016 financial performance was below target. In addition, individual performance may reflect individual NEOs’ achievements relative to expectations. Similarly, our NEOs realized equity compensation (shares that vested with respect to 2014 and 2015 equity awards) was adversely impacted by declining market performance, which may continue to impact realized equity compensation in the future, since the number of shares that actually vest with respect to equity awards depends, to varying degrees, on long-term market performance.

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1Where relevant, this discussion and analysis includes information concerning the compensation of Richard A. Smith, who served as our President and Chief Executive Officer, and as an NEO, until September 16, 2016 and who remained a FelCor employee for a subsequent transition period that ended January 1, 2017. Except as otherwise noted, this discussion and analysis does not include information concerning the compensation of Steven R. Goldman, who joined us as our CEO effective February 27, 2017. Mr. Goldman entered into an employment agreement with the Company in connection with his hiring. The terms of that agreement are described below under Employment Agreements with Named Executive Officers - Mr. Goldman’s Employment Agreement.
2Total shareholder return, or TSR, is a market-based measure of the change in value of an investment in a company’s shares, taking into account share price appreciation and dividends paid, over a defined time period.
3We compute FFO in accordance with standards established by The National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss attributable to the Company (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation, amortization and impairment losses. We define EBITDA as net income or loss attributable to the Company (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO and EBITDA are adjusted to calculate Adjusted FFO and Adjusted EBITDA in the manner set forth in our periodic filings with the SEC and quarterly earnings releases. We reconcile our non-GAAP financial measures, including FFO, Adjusted FFO, EBITDA and Adjusted EBITDA, in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2016.
4We evaluate our TSR relative to similar hotel REITs, which we refer to as our Performance Peers, all of which are considered by the committee to be comparable to us in size, scope of business and assets, have shares that trade on the NYSE and compete for the same investors. Our Performance Peers are listed under Our 2016 NEO Compensation Program - Long-Term Incentives. Reference to these companies provides a meaningful indication of our relative market performance. We evaluate our Adjusted FFO per share on a three-year cumulative basis, relative to our combined target Adjusted FFO per share for those years.

Our 2016 NEO Compensation Program
Base Salaries. Base salaries provide our NEOs with regular predictable fixed base income and are generally increased annually to reflect company-wide cost-of-living adjustments (3% for 2016) or to account for exceptional performance and promotions.5 The committee may also adjust NEO base salaries in order to ensure that overall compensation opportunities are sufficient to retain executive talent in a competitive marketplace and fairly align the long-term interests of our NEOs with those of our stockholders. The committee made no market-based adjustments in 2016. In 2016, we paid our continuing NEOs the following salaries:

Troy A. Pentecost	$513,400
Thomas C. Hendrick	$434,728
Michael C. Hughes	$434,728
Jonathan H. Yellen	$434,728
Pay for Performance. Approximately 70% of each of our continuing NEOs’ potential total direct compensation is at-risk based on performance. The committee strongly believes that our NEOs should be rewarded appropriately for performance, including where that performance is tangibly linked to or drives measurable benefits to our stockholders. Performance criteria should be ambitious but not create incentives that present a material and inappropriate risk and also sufficiently objective to permit a fair review of achievement. These criteria generally relate to furthering achievement of our strategic goals and may, from year to year, differ in terms of weight and character, as the committee deems advisable. The committee may also review and modify performance objectives, thresholds and criteria at any time in light of changes in circumstances. The committee retains the discretion, separate and apart from our annual bonus program, to award greater or lesser bonuses if pre-determined criteria are exceeded or not achieved, depending on circumstances. For 2016, the committee awarded no discretionary bonuses.

Annual Bonuses. The committee targeted corporate performance with reference to both financial and non-financial goals. Financial performance takes into account a variety of factors, including 2016 budgets, industry projections, individual hotel markets and similar considerations. The committee establishes a financial performance scale from threshold to superior performance. As in recent years, for 2016, the committee selected Adjusted EBITDA to assess financial performance, as that measure provides a degree of stability when setting a range of financial performance in advance. With regard to financial performance, the committee anticipates continuing to use Adjusted EBITDA to measure financial performance; however, it may use other metrics in the future.6 Typically, targeted performance is at the linear mid-point between threshold and superior performance, but not necessarily every year.7 Non-financial corporate performance is evaluated on a quantitative and qualitative basis relative to goals established early in the year. 2016 target weight attributable to corporate performance: 75% (of which, two-thirds relate to financial performance).
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5In September 2016, Mr. Pentecost was promoted to President and Interim Senior Executive Officer of the Company following Mr. Smith’s retirement. In connection with his promotion, with the advice of Mercer (see-Our Compensation Decision Process-Role of Compensation Consultant below) the Board increased (a) Mr. Pentecost’s annual base salary to $500,000, (b) his target cash bonus to 90% of his base salary, with a range from 45-135% of his base salary for threshold to superior performance and (c) his target annual equity award to 200% of his base salary, with the actual number of shares vesting depending on a combination of continued employment and market and financial performance over time. The Board also awarded Mr. Pentecost a one-time grant of RSUs entitling him to receive 77,761 shares of our common stock subject to vesting in two equal installments on December 27, 2018 and December 27, 2019, assuming Mr. Pentecost’s continued employment with FelCor through those dates, or earlier if his employment is terminated by the Company other than for cause or by Mr. Pentecost for good reason. In addition, the Compensation Committee authorized paying Mr. Pentecost $10,000 per month in supplemental base salary while serving as Interim Senior Executive Officer.
6Performance criteria may be based on any of the following in the future: net earnings (either before or after interest, taxes, depreciation and amortization); economic value-added; sales or revenue; net income (either before or after taxes); operating earnings; cash flow (including, but not limited to, operating cash flow and free cash flow); return on capital; return on assets (gross or net); return on stockholders’ equity; return on sales; gross or net profit margin; productivity; expense; margins; working capital; earnings per share; price per share of common stock; earnings as a percentage of average capital; earnings as a multiple of interest expense; business unit economic earnings; total capital invested in assets; funds from operations; and total stockholder return, any of which may be measured either in absolute terms, by comparison to comparable performance in an earlier period or periods, or as compared to results of a peer group, industry index, or other company or companies or business units.
7Regardless of other performance, the committee has determined that no programmatic (as opposed to discretionary) bonuses should be paid unless we achieve at least a minimal level of pre-determined financial performance (for 2016: $227.6 million of Adjusted EBITDA).

As illustrated below, for 2016, we had $239.9 million of Adjusted EBITDA, which was 95% of targeted Adjusted EBITDA ($252.4 million). As performance fell between established performance levels, we determine the actual bonus payable on a linear scale between threshold and target. As a consequence, our continuing NEOs’ 2016 annual cash bonuses attributable to financial performance were 55% of target.
2016 non-financial corporate performance related to asset sales (we sold two non-strategic hotels during the year), renewing and extending 18 management agreements with Hilton on terms that shifted the emphasis in favor of incentive fees (thereby further aligning the management company with our interests) and ensuring no more than one brand-driven capital plan, commonly referred to as a product improvement plan, or PIP, per property over the 15-year term of the agreements (thereby avoiding additional costly PIPs that do not provide sufficient returns on our investment), and the continuing ramp-up of operations at The Knickerbocker, including improved rate positioning (which is critical to the long-term performance of that hotel).
Each of our employees, including our NEOs, has individual performance objectives that are established at or near the beginning of each year. Our CEO reviews and approves the performance objectives of the Company’s other NEOs, and the committee reviews our CEO’s performance objectives. In the absence of a new CEO, Mr. Pentecost’s individual performance was reviewed by the Compensation Committee, and Mr. Pentecost reviewed the individual performance of our other continuing NEOs, in each case resulting in a composite level of performance from threshold to superior. 2016 target weight attributable to individual performance: 25%.
All of our NEOs participate, to a greater or lesser extent, on a coordinated basis, in the analysis, execution and administration of matters nominally assigned to one or several NEOs. This cooperative environment is a critical component of the executive team’s continued success. The goals and performance of individual NEOs often reflect weight assigned to corporate goals that take into account their functional responsibilities. Mr. Pentecost’s performance was generally measured relative to the overall operating performance of our portfolio, specific property-level objectives (for example, the continued ramp-up of operations at The Knickerbocker) and evaluating and managing long-term brand and management relationships. Mr. Hendrick’s performance was generally measured relative to hotel acquisitions and dispositions, redevelopment and re-branding projects and similar activities, all as determined by our Board. Mr. Hughes’s performance was generally measured relative to the strength of our balance sheet, development and execution of our long-term balance sheet strategy and his role in our ongoing investor relations program. Mr. Yellen’s performance was generally measured relative to the quality of our corporate governance (including the impact on investors’ perception) and his legal counsel to management and our Board. In addition, in September 2016, Mr. Smith retired and the remaining NEOs (particularly Mr. Pentecost) undertook a variety of interim responsibilities, above and beyond their normal responsibilities, while the Board sought to hire a new CEO, and the committee took this into consideration when evaluating their individual performance for the year. In particular, the committee reviewed Mr. Pentecost’s performance, notably his overall leadership through the interim period following Mr. Smith’s retirement, and reviewed with Mr. Pentecost his assessments of the individual performance of our other continuing NEOs. Those reviews took both quantitative metrics and subjective qualitative assessments into account.

Mr. Pentecost’s (after accounting for promotion-related changes to his compensation program) and our other continuing NEOs’ potential 2016 cash bonuses ranged from 45-135% and 37.5-112.5%, respectively, of their base salaries, targeting the mid-points of those ranges. FelCor paid our continuing NEOs the following cash bonuses for 2016, which reflect each category of performance:

	2016 Bonus	Percent of Target
Mr. Pentecost	$365,980	89%
Mr. Hendrick	$262,333	80%
Mr. Hughes	$217,127	67%
Mr. Yellen	$289,503	89%
Long-term Incentives. The committee previously adopted a long-term incentive program for our NEOs to award restricted stock units, or RSUs, rather than shares of restricted stock to our NEOs. The committee determined the target number of shares issuable when RSUs awarded in 2016 vest with reference to a percentage of each NEO’s base salary (in 2016, 175% for our continuing NEOs), divided by the closing price of our common stock for the trading day immediately preceding the award date.8 These long-term incentives closely align our NEOs’ ongoing interests with our stockholders’ and also serve as a critical NEO retention tool, ensuring a coherent and experienced leadership team that works together to refine and execute our strategy and build lasting long-term stockholder value.9 Dividends are not paid currently with respect to unvested RSUs; instead, dividends accrue and are paid only to the extent RSUs vest and shares are issued, or the cash value of such shares is paid.
RSUs granted in early 2016 entitle our NEOs to earn shares of common stock, in part as a reward for three-year market and financial performance (up to 40% of the award in each case, assuming achievement of maximum performance), with the remaining 20% of the award vesting in three annual tranches at the end of 2016, 2017 and 2018 (assuming continued employment on the vesting dates). The number of RSUs issued is based on the target award and is weighted equally among the market performance, financial performance and time-based units.
The committee measures market performance by evaluating our TSR relative to our Performance Peers’ TSR.10 The committee identified the following Performance Peers in 2012 with the assistance of Pay Governance LLC, an independent compensation consulting firm engaged by the committee: Ashford Hospitality Trust, DiamondRock Hospitality Company, Hersha Hospitality Trust, Hospitality Properties Trust, LaSalle Hotel Properties, RLJ Lodging Trust, Ryman Hospitality Properties, Inc., Strategic Hotels & Resorts, Inc., Summit Hotel Properties, Inc. and Sunstone Hotel Investors, Inc.11 Relative TSR is determined using the volume-weighted-average trading price of our common stock and our Performance Peers’ common stock for the 20 trading days immediately preceding the beginning and end of the three-year vesting period, plus dividends. As shown in the following table, the actual number of shares that are delivered when market performance RSUs vest depends on what our three-year TSR is relative to our Performance Peers’ TSR.

Relative TSR Performance
Rank (Relative to Peers)	Percentile (Among Peer Group)	Payout (Relative to Target) (%)
1	100th	200
2	90th	200
3	80th	175
4	70th	150
5	60th	125
6	50th	100
7	40th	50
8	30th	25
9	20th	—
10	10th	—
11	—	—
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8 If, after measuring performance, an award would result in issuing more shares than our equity compensation plan has available, or allows to be issued, the excess above what is available or allowed, upon vesting, will be settled in cash, based on the then-current value of the excess shares that would otherwise have been issued.
9 The committee and our Board may implement other award structures and performance criteria for subsequent awards in the future when such awards are authorized. See footnote 6 for a list of other potential performance criteria.
10 In the future, based on circumstances at the time, the committee may elect to use another performance metric, including for example, absolute TSR or another market-based performance metric.
11 The committee may eliminate or change the Performance Peers in the future to account for changes in the characteristics and circumstances of FelCor and any of the peer companies, as well as other factors deemed relevant at the time. Strategic Hotels was acquired in December 2015, after which the committee, with the assistance of Mercer, an independent compensation consulting firm, identified Xenia Hotels & Resorts, Inc. as a suitable replacement Performance Peer.

The committee measures financial performance by evaluating our cumulative Adjusted FFO per share over the three-year performance period relative to the cumulative target Adjusted FFO per share for the same three-year period. Each year, the committee establishes a performance target. Targeted performance levels are set at levels intended to create meaningful challenges to achievement, taking into account operating budgets, industry projections, individual hotels markets and other considerations. The average Adjusted FFO per share achieved for the three years in the vesting period is measured against the average target Adjusted FFO for those three years. The number of shares that are delivered when financial performance RSUs vest is based on the actual performance as a percent of target performance up to a maximum of 200%.

The following table summarizes, for each continuing NEO, the number of RSUs awarded in 2016 (based on the previously approved long-term incentive compensation program for executive officers, filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on September 16, 2016 and incorporated by reference herein) and when they vested or would be eligible to vest.

	RSUs Awarded in 2016	Time-Based Vesting						Market Performance-Based Vesting	Financial Performance-Based Vesting
		2016	2017	2018		2019		2018	2018
Troy A. Pentecost	184,747	11,887	11,887	50,769	(12)	38,880	(12)	35,662	35,662
Thomas C. Hendrick	99,060	11,006	11,007	11,007		—		33,020	33,020
Michael C. Hughes	99,060	11,006	11,007	11,007		—		33,020	33,020
Jonathan H. Yellen	99,060	11,006	11,007	11,007		—		33,020	33,020
Employment Agreements with Named Executive Officers
Mr. Smith’s Employment Agreement. Until he retired in September 2016, Mr. Smith and the Company were parties to an employment agreement first entered into in 2007 and subsequently amended from time to time. That agreement provided for a minimum base salary, eligibility for annual performance-based bonuses and annual equity awards in accordance with our long-term compensation program. That agreement also contained provisions relating to termination of employment under various circumstances. Mr. Smith and the Company were also parties to a customary change-in-control and severance agreement. For more information, see Termination or Change-in-Control Payments.
Mr. Goldman’s Employment Agreement. We entered into an employment agreement with Mr. Goldman on February 10, 2017. This agreement became effective the date on which Mr. Goldman became our Chief Executive Officer (February 27, 2017). After receiving advice from Mercer, considering recent market developments and negotiations with Mr. Goldman, Mr. Goldman’s employment agreement provides for: (i) an initial three-year term, subject to automatic one-year renewal periods unless either party provides notice of non-renewal at least 90 days prior to the end of the then-current term; (ii) an annual base salary of no less than $725,000; (iii) eligibility for annual performance-based bonuses targeted at 125% of his base salary in accordance with the Company’s incentive compensation program for executive officers; (iv) eligibility for annual equity awards targeted at 275% of his base salary in accordance with the Company’s incentive compensation program for executive officers; and (v) certain welfare, retirement and other benefits generally available to the Company’s other executive officers. Mr. Goldman’s employment agreement also incorporates the terms of his change-in-control and severance agreement, which Mr. Goldman and the Company entered into on February 10, 2017. For additional information, see Termination or Change-in-Control Payments.
Other Compensation
Perquisites. We provide limited perquisites to our current NEOs, although the committee reviews perquisites provided to NEOs and to executives at companies within our lodging REIT peers to evaluate whether our executive compensation remains competitive and fair. In addition, we make no tax gross-up payments on the limited perquisites we provide to them.

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12 Includes 38,881 time-based RSUs awarded upon Mr. Pentecost’s promotion to President and Interim Senior Executive Officer in September 2016.

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Each of our current NEOs participates in the health and welfare benefit plans and other benefit programs generally available to all of our employees. In addition to these health and welfare benefit plans, each of our NEOs is eligible to participate in our supplemental health insurance program. We pay the cost for each NEO who participates in this program. Please see the Summary Compensation Table for a summary of the amounts paid on behalf of each NEO pursuant to this program.

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We maintain a 401(k) plan for the benefit of all our employees. We make matching contributions to the 401(k) plan equal to 150% of amounts contributed by participating employees, subject to specified limits. Each NEO contributed at least $18,000 to our 401(k) plan in 2016, and we made the maximum matching contribution ($27,000) to our 401(k) plan on behalf of each current NEO. We have no formal pension or retirement plan other than our 401(k) plan. The committee believes that providing additional retirement benefits to our NEOs at this time would be inconsistent with prevailing practices in the marketplace and difficult to justify to our other employees and investors.

Post-Termination Compensation. In October 2007, we entered into change-in-control and severance agreements with certain employees, including each NEO (other than Mr. Hendrick and Mr. Goldman), and these agreements remain in effect and have not been modified. In 2015 and 2017, we entered into a substantially similar agreement with Mr. Hendrick and Mr. Goldman, respectively, in connection with their appointments as executive officers that do not provide certain tax benefits that are otherwise available to our NEOs under the legacy agreements (see Termination or Change-in-Control Payments). These agreements provide for payments and other benefits if the employee’s employment terminates for a qualifying event or circumstance, such as being terminated without “cause” or leaving employment for “good reason,” as these terms are defined in the agreements, following a change-in-control. Upon the termination of an NEO’s employment by us other than for cause, retirement or disability, or by the NEO for good reason, the NEO would receive, among other benefits, a lump sum severance payment equal to 2.99 (or 2.50, in the case of Mr. Goldman) multiplied by the sum of that NEO’s then-current base salary, plus the greater of (i) his average cash bonus (annualized for partial years of service) paid over the preceding three years of employment (or a shorter period, if employed less than three years) or (ii) his target cash bonus for the current year. The committee believes these arrangements are an important part of overall compensation for our NEOs and help secure their ongoing focus and commitment to building long-term value for our stockholders, without concern regarding their own continued employment, particularly prior to or following a change-in-control. These arrangements are also an important recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their executives and other officers. We provide additional information regarding these agreements, including definitions of key terms and quantification of benefits that would have been received by our continuing NEOs had termination occurred on December 31, 2016, in Termination or Change-in-Control Payments.
Compensation of our Former Chief Executive Officer. Mr. Smith served as our President and Chief Executive Officer through September 16, 2016, and he remained a FelCor employee for a transitional period that ended on January 1, 2017. In February 2016, while still serving as an executive officer, Mr. Smith was granted 290,574 RSUs on the same terms as our other NEOs. In addition, while he remained a FelCor employee, Mr. Smith continued to earn his base annual salary of $811,492 and participate in our 401(k) plan and other employee benefit programs, generally on the same basis as our NEOs. In connection with his retirement from FelCor, Mr. Smith and FelCor entered into a Retirement, Severance and Release Agreement in September 2016 pursuant to which, when his employment ended, he received $1,707,818 in cash severance (which included, in addition to severance, an amount equal to the gross cost to continue his health benefits for 24 months). Further, as described in more detail in the Form 8-K filed with the SEC on September 20, 2016, Mr. Smith’s outstanding unvested equity awards were allowed to vest in full, based on actual performance, to the extent known, and targeted performance, to the extent actual performance was unknown, as a consequence of which he received 194,318 shares of common stock, $1,026,129 on account of RSUs that would be settled with phantom common stock and $99,826 of related accrued dividends through the payment date. These severance benefits reflect, in part, Mr. Smith’s significant contributions during his long service to FelCor.
Our Compensation Decision Process
General. The committee meets regularly in advance of Board meetings and otherwise as our business requires throughout the year. From time to time, the committee invites other directors, management and such other persons as it deems appropriate to attend its meetings in order to assist it in carrying out its responsibilities. In discharging its duties, the committee has full access to all of our books, records, facilities, personnel, legal counsel and independent auditors. In addition, the committee has the power and authority to retain, at the Company’s expense, outside counsel or other experts as the committee may deem appropriate.

Customarily in the first quarter of each year, the committee reviews and approves any annual salary increases and equity compensation grants to our officers for that year, as well as cash bonus compensation for the prior year. The committee also establishes performance criteria for the current year at that time. As part of this annual process, the committee reviews corporate performance relative to established criteria and circumstances and events that arose during the prior year, as well as the individual performance of our senior executive officer (in his absence) and the other NEOs (together with our senior executive officer), and reports on these assessments to our other independent directors in executive session.
Program Review. The committee regularly reviews our compensation policies and practices, including our executive compensation program, which reflect a series of deliberations and adjustments made over the course of many years. The committee seeks to ensure that the compensation we provide to all of our employees, including our NEOs, is competitive with compensation offered by our peers. The committee engages compensation consulting firms to provide information, analysis and guidance and regularly considers data collected by these consultants, as well as internally generated information, to evaluate the marketplace and best practices. The committee also considers other factors, such as the credentials, length of service, experience and prior performance of each individual. In addition, our senior executive officer provides information regarding compensation of our other NEOs and the data and other factors considered by the committee.
Role of Compensation Consultant. The committee engages compensation consultants and advisors from time to time to provide it with information, analysis and guidance with respect to executive and director compensation. The committee assesses the independence of such consultants and advisors in accordance with SEC and NYSE rules. In December 2015, the committee engaged Mercer in connection with regular reviews of director and executive compensation. Mercer does not provide any other services to the Company. The committee confirmed that Mercer has no conflicts of interests in connection with its engagement.
Benchmarking. In 2015, the committee approved the following group of public companies, or the Benchmarking Group, at the recommendation of Pay Governance to compare our executive compensation program and director compensation program with those of similarly-situated companies that exemplify the businesses from which we might seek to recruit executives and that might similarly seek to recruit our executives. The committee continues to refer to the Benchmarking Group when evaluating our executive compensation program.

Brandywine Realty Trust	Pennsylvania REIT
Chesapeake Lodging Trust	Post Properties, Inc.[13]
Corporate Properties Trust	RLJ Lodging Trust
Diamond Rock Hospitality Company	Ryman Hospitality Properties Inc.
Hersha Hospitality Trust	Strategic Hotels & Resorts, Inc.[14]
LaSalle Hotel Properties	Summit Hotel Properties, Inc.
Mack-Cali Realty Corporation	Sunstone Hotel Investors, Inc.
Pebblebrook Hotel Trust	Weingarten Realty Investors
The Benchmarking Group, which appropriately balances industry peers and other REITs of similar enterprise value and maturity, includes the eight (now seven) self-managed Performance Peers, as well as eight (now seven) additional equity REITs with shares traded on the NYSE. The committee may change the composition of the Benchmarking Group in the future to account for changes in the characteristics and circumstances of FelCor and any of the companies currently in the Benchmarking Group, as well as other factors deemed relevant at the time.
Delegation of Authority. In fulfilling its responsibilities, the committee may delegate any or all of its responsibilities to a member of the committee or to a subcommittee consisting of members of the committee. The committee made no delegation in 2016.

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13Post Properties, Inc. was acquired by Mid-America Apartment Communities, Inc. in 2016 and is no longer included in the Benchmark Group post-acquisition.
14Strategic Hotels & Resorts, Inc. was acquired in 2015 and is no longer included in the Benchmark Group because it is no longer a public company.

Role of Our Executive Officers in Compensation Decisions. In 2016, Mr. Smith attended each general meeting of the committee until his retirement, except where the committee considered his individual compensation arrangements. Typically, Mr. Smith regularly provided the committee with input concerning our compensation policies as they relate to all of our employees, including our other NEOs. In addition, our senior executive officer provided input to the committee based on his annual performance evaluation of each NEO. Mr. Yellen typically attended committee meetings, acting as its secretary, other than when the committee met in executive session without management. In addition, Mr. Yellen provided the committee with legal advice concerning the committee’s business, including compliance with corporate, securities and tax laws and regulations, as well as the committee’s charter.
Say on Pay; Investor Feedback. We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation. At our annual meeting of stockholders held in May 2016, a substantial majority of votes cast on the say on pay proposal were cast in favor of the proposal. The committee considered the result of this vote as an affirmation of its approach to executive compensation and noted no action was required. The committee carefully considers investor feedback, including direct communications and the outcome of say on pay votes, when making compensation decisions for our NEOs.
Tax Deductibility of Executive Compensation. Section 162(m) of the Code limits the deductibility on our income tax return of compensation over $1 million paid to certain of our NEOs unless, in general, the compensation is paid pursuant to a plan that is performance-related, non-discretionary and has been approved by our stockholders. The committee has preserved the flexibility to compensate our NEOs in a manner designed to promote our corporate goals, including retaining and providing incentives to our NEOs, without requiring all compensation to be tax deductible. In addition, because we are a real estate investment trust that generally does not pay corporate income taxes, we believe our inability to deduct such compensation does not have a meaningfully adverse impact on us.

Compensation and Risk. Our compensation program rewards achievement that corresponds to our strategic plan and superior stockholder returns. Fixed salaries do not encourage risk-taking because they are not variable (based on performance or otherwise). Our performance-based NEO compensation has the following risk-limiting characteristics:

•	Our senior executive officer’s bonus and the overall bonus pool are reviewed and approved by the committee, which is composed exclusively of independent directors;

•	Incentive compensation is only paid after a review of diverse performance criteria, which limits the risk associated with any single indicator of performance over a relatively short period of time;

•	Equity compensation is subject to formulaic maximums;

•
Equity compensation for our NEOs is substantially at-risk, both as to whether it is earned and how much is earned, based upon performance achieved over the long-term and multi-year periods, so our executives are only rewarded to the extent our performance benefits our stockholders;

•	Executive bonuses and equity compensation are subject to recoupment, or claw-back, under certain circumstances; and

•	Each of our NEOs and certain other senior officers are subject to substantial stock ownership guidelines described above in Corporate Governance - Stock Ownership - Stock Ownership Guidelines.
In addition, the committee noted that the Company’s business is straightforward - we invest in long-term real estate assets on behalf of our stockholders, finance and manage those investments and, from time to time, sell non-strategic assets. All investment decisions (e.g., acquisitions, dispositions and redevelopment projects) are thoroughly reviewed with our Board or a designated committee through a transparent process; financing transactions are reviewed on a similarly transparent basis. All such transactions are subject to the approval of our Board or a designated committee. To the extent we hedge or otherwise buy or sell derivatives, those transactions relate specifically to our business (e.g., energy contracts and interest rate hedges) and are reviewed by our Board, or if the dollar amount at issue is below pre-set levels, by our management committee.
In light of the foregoing, the committee concluded that our compensation policies and practices do not create risks that are reasonably likely to a have a material adverse effect on the Company.

Related Policies
Recoupment. We will recoup incentive compensation previously paid to our NEOs in certain circumstances. This policy helps ensure that executives act in the best interests of the Company and its stockholders and requires any NEO to repay or return cash bonuses and/or performance-based equity awards if the Company issues a material restatement of its financial statements and the restatement was caused by the NEO’s intentional misconduct. The committee will consider the facts and circumstances and exercise business judgment in determining any appropriate amounts to recoup, as well as the timing and form of recoupment. The policy applies to bonuses and equity grants that are paid or made based upon performance.
Dividends. With respect to RSUs, dividends, when declared, accrue and are only paid to the extent RSUs have vested. Dividends are paid currently on outstanding shares of our stock, including restricted stock.
Repricing of Options and Similar Actions. Our equity compensation plan prohibits repricing of options, stock appreciation rights and similar awards and similarly prohibits cash buyouts of “underwater” awards.
Minimum Vesting Periods and Holding Periods. In October 2016, the Board of Directors amended our equity compensation plan to provide that (i) awards made thereafter to employees generally may not vest earlier than 12 months from the award date, subject to limited exceptions, and (ii) employees are subject to minimum post-vesting holding periods with regard to awards made thereafter.
Hedging and Other Speculative Transactions. Our insider trading policy comprehensively prohibits insiders, including our directors and NEOs, from entering into speculative transactions involving our securities, including short sales and various hedging transactions. Any trades by a director or any employee are subject to review to ensure that such trades do not otherwise violate other prohibitions (e.g., trading while in possession of material non-public information). In 2016, no insider sought or obtained permission to engage in any hedging or speculative transactions with respect to FelCor securities.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2016 and in this proxy statement.
________________
Charles A. Ledsinger, Jr. (Chair)
Glenn A. Carlin
Robert F. Cotter

2016 Summary Compensation Table

						Non-Equity Incentive Plan Compensation ($)
						Annual Performance-based Cash Bonus ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)			All Other Compensation ($)	Total ($)

Richard A. Smith(a) Former President and Chief Executive Officer	2016	811,492	—	1,552,773	(b)	—	1,750,214	4,114,479
	2015	787,856	—	2,403,717	(b)	733,769	41,034	3,966,376
	2014	764,909	—	2,906,247	(b)	1,324,376	37,530	5,033,062

Troy A. Pentecost(c) President and Chief Operating Officer	2016	513,400	—	1,056,164	(b)	365,980	42,396	1,977,940
	2015	455,831	—	885,008	(b)	269,248	41,034	1,651,121
	2014	442,554	—	1,070,017	(b)	443,421	37,530	1,993,522

Thomas C. Hendrick Executive Vice President and Chief Investment Officer	2016	434,728	—	529,360	(b)	262,333	37,272	1,263,693
	2015	176,131	—	401,000	(b)	104,234	7,776	689,141

Michael C. Hughes Executive Vice President and Chief Financial Officer	2016	434,728	—	529,360	(b)	217,127	42,396	1,223,611
	2015	422,066	—	819,459	(b)	273,519	41,034	1,556,078
	2014	350,000	—	846,237	(b)	245,548	37,530	1,479,315

Jonathan H. Yellen Executive Vice President, General Counsel and Secretary	2016	434,728	—	529,360	(b)	289,503	42,396	1,295,987
	2015	422,066	—	819,459	(b)	250,253	41,034	1,532,812
	2014	409,773	—	990,763	(b)	410,575	37,530	1,848,641

___________________

(a)
Mr. Smith served as our President and Chief Executive Officer, and an NEO, until September 16, 2016 and remained a FelCor employee for a subsequent transition period that ended January 1, 2017. The information above includes all compensation paid to Mr. Smith for 2016.

(b)
The valuation assumptions for market performance-based stock awards (granted in 2016, 2015 and 2014) are included in footnote 20 of the Financial Statements included in our Annual Report on Form 10-K. Time-based stock awards (granted in 2016) are valued based on our closing stock price on the grant date. Our NEOs also received financial performance-based awards in 2016, however the three-year performance requirement has not been established. These awards do not yet have a grant date under ASC Topic 718 and, therefore, a grant date fair value has not been determined.

(c)
In September 2016, Mr. Pentecost was promoted to President and Interim Senior Executive Officer of the Company following Mr. Smith’s retirement. In connection with his promotion, the Board increased (a) Mr. Pentecost’s annual base salary to $500,000, (b) his target cash bonus to 90% of his base salary, with a range from 45-135% of his base salary for threshold to superior performance and (c) his target annual equity award to 200% of his base salary, with the actual number of shares vesting depending on a combination of continued employment and market and financial performance over time. The Board also awarded Mr. Pentecost a one-time grant of RSUs entitling him to receive 77,761 shares of our common stock subject to vesting in two equal installments on December 27, 2018 and December 27, 2019, assuming Mr. Pentecost’s continued employment with FelCor through those dates, or earlier if his employment is terminated by the Company other than for cause or by Mr. Pentecost for good reason. In addition, the Compensation Committee authorized paying Mr. Pentecost $10,000 per month in supplemental base salary while serving as Interim Senior Executive Officer.

All Other Compensation from Summary Compensation Table for 2016

Name	Company Contributions to Retirement and 401(k) Plans ($)	Perquisites ($)(a)	Severance ($)		Total ($)
Richard A. Smith	27,000	15,396	1,707,818	(b)	1,750,214
Troy A. Pentecost	27,000	15,396			42,396
Thomas C. Hendrick	27,000	10,272			37,272
Michael C. Hughes	27,000	15,396			42,396
Jonathan H. Yellen	27,000	15,396			42,396
________________
(a)    Supplemental executive health insurance premium.
(b)    Cash severance payments (exclusive of stock related payments) related to Mr. Smith’s retirement as our President and Chief Executive Officer in September 2016.

Fiscal Year 2016 Grants of Plan-Based Awards
The following table sets forth information concerning possible payouts of incentive plan awards to our NEOs:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Awards:	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units

Richard A. Smith
Annual Performance-based Cash Bonus	2/22/16	405,746	1,014,365	1,622,984
Equity Incentive Plan-Market Performance(b)	2/22/16				24,215	96,858	193,716		7.68	808,904
Equity Incentive Plan-Time Based	2/22/16							96,858	7.68	743,869

Troy A. Pentecost
Annual Performance-based Cash Bonus	2/22/16	206,088	412,175	618,263
Equity Incentive Plan-Market Performance(b)	2/22/16				8,916	35,662	71,324		7.68	297,829
Equity Incentive Plan-Time Based	2/22/16							35,662	7.68	273,884
Equity Incentive Plan-Time Based(c)	9/19/16							77,761	6.23	484,451

Thomas C. Hendrick
Annual Performance-based Cash Bonus	2/22/16	163,023	326,046	489,069
Equity Incentive Plan-Market Performance(b)	2/22/16				8,255	33,020	66,040		7.68	275,766
Equity Incentive Plan-Time Based	2/22/16							33,020	7.68	253,594

Michael C. Hughes
Annual Performance-based Cash Bonus	2/22/16	163,023	326,046	489,069
Equity Incentive Plan-Market Performance(b)	2/22/16				8,255	33,020	66,040		7.68	275,766
Equity Incentive Plan-Time Based	2/22/16							33,020	7.68	253,594

Jonathan H. Yellen
Annual Performance-based Cash Bonus	2/22/16	163,023	326,046	489,069
Equity Incentive Plan-Market Performance(b)	2/22/16				8,255	33,020	66,040		7.68	275,766
Equity Incentive Plan-Time Based	2/22/16							33,020	7.68	253,594
______________________________

(a)	Determined with respect to 2016 performance.

(b)
For awards made under our RSU program earned based on future TSR relative to our Performance Peers. Fair value is estimated based on assumptions disclosed in footnote 20 of the Financial Statements included in our Annual Report on Form 10-K.

(c)	Time-based restricted stock award granted to Mr. Pentecost in connection with his promotion to President and service as our Interim Senior Executive Officer.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table sets forth information concerning shares of unvested restricted stock and restricted stock units held by our NEOs at December 31, 2016:

	Stock Awards			Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(g)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(f)
Name	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(f)
Richard A. Smith	322,424	(a)	2,582,616	—		—
Troy A. Pentecost	162,618	(b)	1,302,570	14,970	(h)	119,910
Thomas C. Hendrick	52,014	(c)	416,632	8,255	(i)	66,123
Michael C. Hughes	71,139	(d)	569,823	13,861	(j)	111,027
Jonathan H. Yellen	78,571	(e)	629,354	13,861	(j)	111,027
____________________

(a)	These shares vested in January 2017 as part of Mr. Smith’s severance agreement. This includes 128,106 shares of phantom stock, the value of which was paid at vesting.

(b)	72,969, 50,769 and 38,880 of these shares are eligible to vest on December 27, 2017, 2018 and 2019, respectively.

(c)	21,007, 21,007 and 10,000 of these shares are eligible to vest on December 27, 2017, 2018 and 2019, respectively.

(d)	60,132 and 11,007 of these shares are eligible to vest on December 27, 2017 and 2018, respectively.

(e)	67,564 and 11,007 of these shares are eligible to vest on December 27, 2017 and 2018, respectively.

(f)	Based on the closing price for FelCor’s common stock the last trading day of 2016 (December 30, 2016) ($8.01 per share).

(g)	Performance criterion through December 31, 2016 was at or below threshold for these unearned shares. Threshold performance was assumed to determine shares unearned.

(h)	If the threshold performance criterion are met, 6,054 and 8,916 of these awards will vest on December 27, 2018 and in February 2019, respectively.

(i)	If the threshold performance criterion are met, these awards will vest in February 2019.

(j)	If the threshold performance criterion are met, 5,606 and 8,255 of these awards will vest on December 27, 2018 and February 2019, respectively.

Stock Vested in 2016

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(d)

Richard A. Smith	455,221	(a)	3,664,529
Troy A. Pentecost	167,604	(b)	1,349,212
Thomas C. Hendrick	21,006		169,098
Michael C. Hughes	60,742		488,973
Jonathan H. Yellen	155,188	(c)	1,249,263
_____________________

(a)	This includes 343,743 shares of phantom stock, the value of which was paid in cash at vesting.

(b)	This includes 28,487 shares of phantom stock, the value of which was paid in cash at vesting.

(c)	This includes 7,856 shares of phantom stock, the value of which was paid in cash at vesting.

(d)	Based on the closing price of our common stock on the vesting date ($8.05).

Equity Compensation Plan Information
With respect to our 2014 Equity Compensation Plan, the following table sets forth, as of December 31, 2016, the number of shares to be issued upon exercise of outstanding options, warrants and rights, weighted average exercise price of outstanding options, warrants and rights, and the number of securities remaining available for future issuance.

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance
Equity compensation plan approved by security holders	1,502,376	$—	4,085,899
Termination or Change-in-Control Payments
Change-in-Control and Severance Agreements. In 2007, we entered into change-in-control and severance agreements with each of our NEOs (other than Mr. Goldman and Mr. Hendrick, with whom we entered into similar agreements in 2015 and 2017, respectively, when they were appointed as executive officers) and certain other key employees. Each of these agreements automatically renews at calendar year end for successive one-year terms unless terminated. In the event of a potential change-in-control, each NEO agrees to remain in our employ until the earlier of one year following the potential change-in-control or six months following an actual change-in-control. Following a change-in-control, an NEO will be entitled to the immediate vesting of all equity compensation and other benefits previously awarded or credited to his account (which is also required by the terms of our equity grants, except that Mr. Goldman’s vesting would be subject to certain prorations in the manner set forth in his change-in-control and severance agreement in the event a change-in-control occurs within the first 18 months of Mr. Goldman’s employment). In addition, if an NEO’s employment is terminated by us other than for disability, retirement, or “cause” (or by the NEO for good reason), the NEO also will be entitled to a lump sum severance payment equal to 2.99 (or 2.50, in the case of Mr. Goldman) multiplied by the sum of that NEO’s then-current base salary, plus the greater of (i) his average cash bonus (annualized for partial years of service) paid over the preceding three years of employment (or a shorter period, if employed less than three years) or (ii) his target cash bonus for the current year. Other than for Mr. Goldman and Mr. Hendrick, we will “gross-up” the severance payment to cover excise taxes, if any, on the benefits, thereby providing such benefits to the employee on a net basis, after payment of excise taxes; this provision is part of the 2007 agreements and predecessor agreements and has not been modified in any respect since 2007 (other than for Mr. Goldman and Mr. Hendrick, who do not benefit from the “gross-up” provision). For purposes of these agreements:

•
A change-in-control occurs whenever: (i) any person or group is or becomes the beneficial owner of 35% or more of our outstanding voting securities; (ii) a majority of our Board is comprised of persons designated by any person who has entered into an agreement with us to become a 35% or more beneficial owner or to effect a merger or consolidation transaction, or of persons other than those persons constituting our Board on the date of these agreements; (iii) our stockholders approve either a merger or consolidation of us with any other corporation or a plan or agreement under which all or substantially all of our assets would be liquidated, distributed, sold or otherwise disposed of; or (iv) our Compensation Committee adopts a resolution to the effect that, in the judgment of the committee, a change-in-control has effectively occurred.

•
Good reason, means, among other things and subject to certain limitations, any of the following events following a change-in-control: (i) the assignment of any duties inconsistent with his status as an NEO or any substantial reduction in or restriction upon the nature, status or extent of his responsibilities or authority as compared to immediately prior to the change-in-control; (ii) a reduction in the NEO’s annual base salary, as in effect immediately prior to the change-in-control, except for across-the-board salary reductions similarly affecting all of our executives and all executives of any person then in control of FelCor; (iii) the relocation of our principal executive offices, or the office where the employee is required to perform his duties, to a location more than 25 miles away; (iv) our failure to pay the NEO any portion of his then-current compensation, or any portion or installment of deferred compensation, within five days of the date the payment is due; or (v) our failure to continue any compensation or benefit plan that the NEO was participating in immediately prior to the change-in-control.
Our equity grants typically provide that if the Company undergoes a change-in-control, all restrictions on the restricted stock and/or RSUs granted by the agreement are deemed to have expired as of the date preceding such event. Other than in connection with Mr. Smith’s retirement, as discussed below, we are not required to provide any other benefits upon any other resignation or termination.
Mr. Smith’s Severance and Release Agreement. In connection with Mr. Smith’s retirement, Mr. Smith and FelCor terminated his employment agreement and entered into a Severance and Release Agreement in September 2016, which is summarized above (see Compensation Discussion and Analysis - Compensation of our Former President and Chief Executive Officer).

Termination or Change-in-Control Payments. The table below shows the payments upon termination or a change-in-control that each of our NEOs would have received had that triggering event occurred on December 31, 2016:

Name	Benefit	Before Change-in-Control Termination w/o Cause or for Good Reason	After Change-in-Control Termination w/o Cause or for Good Reason		Voluntary Termination	Death	Disability	Change-in-Control
Troy A.	Salary and Bonus	—	2,727,403		—	—	—	—
Pentecost	Vesting of Restricted Stock Units(a)	—	2,407,307		—	2,407,307	2,407,307	2,407,307
	Benefit Plans	—	99,006	(b)	—	—	—	—
	Excise Tax Gross Up	—	—		—	—	—	—
	Total Value	—	5,233,716			2,407,307	2,407,307	2,407,307

Thomas C.	Salary and Bonus	—	2,274,714		—	—	—	—
Hendrick	Vesting of Restricted Stock Units(a)	—	945,607		—	945,607	945,607	945,607
	Benefit Plans	—	43,319	(b)	—	—	—	—
	Total Value	—	3,263,640		—	945,607	945,607	945,607

Michael C.	Salary and Bonus	—	2,274,714		—	—	—	—
Hughes	Vesting of Restricted Stock Units(a)	—	1,592,743		—	1,592,743	1,592,743	1,592,743
	Benefit Plans	—	96,588	(b)	—	—	—	—
	Excise Tax Gross Up	—	1,553,310		—	—	—	—
	Total Value	—	5,517,355		—	1,592,743	1,592,743	1,592,743

Jonathan H.	Salary and Bonus	—	2,294,911		—	—	—	—
Yellen	Vesting of Restricted Stock Units(a)	—	1,652,273		—	1,652,273	1,652,273	1,652,273
	Benefit Plans	—	97,787	(b)	—	—	—	—
	Excise Tax Gross Up	—	—		—	—	—	—
	Total Value	—	4,044,971		—	1,652,273	1,652,273	1,652,273
____________________

(a)	The value shown is based on the closing price of our common stock on December 30, 2016 ($8.01 per share).

(b)
Benefit plans include, for a period of 24 months following termination, health and dental insurance coverage for the individual and his family; group term life insurance equal to annual base salary; disability insurance; and supplemental health insurance coverage.

GENERAL INFORMATION
Outstanding Shares
As of [____], 2017, [____________] shares of our common stock were outstanding. Each share of common stock outstanding is entitled to one vote on each matter presented.
Notice of Internet Availability of Proxy Materials
This proxy statement and our 2016 Annual Report are also available under the Stockholders Resources tab on the Investors page of our website at www.felcor.com.
Requesting Additional Proxy Materials
You may request, without charge, additional copies of our proxy materials, including our Annual Report on Form 10-K for the year ended December 31, 2016, for one year following the annual meeting of stockholders. If a broker holds your shares of record, you may request a full set of our proxy materials by written request directed to Secretary, FelCor Lodging Trust Incorporated, 125 E. John Carpenter Freeway, Suite 1600, Irving, Texas, 75062.
Revocability of Proxy
You may revoke your proxy before it is voted by submitting a new proxy with a later date, voting in person at the meeting or notifying our corporate Secretary in writing at the address below.
How We Solicit Proxies
In addition to this mailing, our officers, directors and employees may solicit proxies personally, electronically or by telephone, although no such person will receive any additional compensation for these services. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $[___]. We expect that D.F. King & Co., Inc. will engage approximately [___] employees to assist us in connection with soliciting proxies. As a result of the proxy contest conducted by AHT, the Company’s aggregate expenses related to the solicitation of stockholders (including expenses relating to the retention of D.F. King & Co., Inc., but excluding the amount normally expended for a solicitation for an election of directors in the absence of a contest and salaries and wages of regular employees and officers) are expected to be approximately $[___], of which approximately $[___] has been incurred to date. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and we will reimburse those persons for their reasonable expenses in doing so. Appendix A sets forth information relating to our director nominees as well as certain of our directors and officers who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors or director nominees of the Company or because they may be soliciting proxies on our behalf.
Who Can Attend Our Annual Meeting
Only holders of our common stock as of the close of business on the record date, which was [___], 2017, or their duly appointed proxies, may attend the annual meeting. If you plan to attend the annual meeting, detach and bring with you the stub portion of your proxy card, which is marked “Admission Ticket.” If you hold your shares through a broker, you must bring the “Admission Ticket” that either accompanies or is the stub portion of your voting instruction form, or alternatively, you may show a copy of a statement (such as a brokerage statement) from your broker reflecting your stock ownership as of [___], 2017 in order to be admitted to the annual meeting. All attendees must bring a government-issued photo ID to gain admission to the annual meeting. Please note that recording devices, photographic equipment, large bags and packages will not be permitted in the meeting room.

Voting Procedures
In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by us are not voted and do not count for this purpose. Abstentions are counted as present for determining the presence of a quorum.
Brokers will only be able to vote your shares with respect to any non-routine proposals at the annual meeting if you have instructed them how to vote. If you do not submit any voting instructions to your broker, your shares will not be counted in determining the outcome of any of the non-routine proposals at the annual meeting, nor will your shares be counted for purposes of determining whether a quorum exists. Given the contested nature of the election, under the NYSE listing rules, all of the proposals listed in this proxy statement are non-routine.
Additional information about voting procedures is set forth above under the heading Information About the Meeting and Voting.
Householding
“Householding” occurs when a single copy of our Annual Report and proxy statement is sent to any household at which two or more stockholders reside if they appear to be members of the same family. Although we do not “household” for registered stockholders, a number of brokerage firms have instituted householding for shares held in street name. This procedure reduces our printing and mailing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards, and householding will not affect the mailing of account statements or special notices in any way. If you wish to receive separate copies of our Annual Report and proxy statement in the future, please contact the broker through which you hold your shares.
Stockholder Proposals for Next Year
For stockholder proposals to be brought before the 2018 annual meeting of our stockholders, our bylaws provide that the proposing stockholder must give written notice to our Secretary, which must be delivered not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders. Any stockholder proposal received before [___], 2018 or after [____], 2018 will be considered untimely and need not be considered at the meeting. A stockholder who wishes to have a proposal included in our proxy statement for the 2018 annual meeting of our stockholders must deliver that proposal in writing to us not later than [___]. All proposals should be submitted to the attention of our Secretary at our principal executive offices at 125 E. John Carpenter Freeway, Suite 1600, Irving, Texas 75062. All proposals must be in writing and otherwise in compliance with applicable SEC requirements and our bylaws.
Questions
If you have questions or need more information about the annual meeting, please contact our proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Brokers Call Collect: (212) 269-5550
All Others Call Toll-Free: (877) 732-3614
E-mail: felcor@dfking.com
We also invite you to visit our website at www.felcor.com.

Appendix A

INFORMATION CONCERNING PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables set forth the name and business address of our directors and our Board’s director nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2017 Annual Meeting of Stockholders.

Directors and Nominees

The principal occupations of our directors and our Board’s director nominees who are considered “participants” in our solicitation of proxies are set forth under the section entitled “Proposal 1 - Election of Directors” of the proxy statement. The name and business addresses, and address of the organization of employment, of our directors and our Board’s director nominees are as follows:

Name	Business Address	Address of Organization of Principal Occupation or Employment
Glenn A. Carlin	c/o FelCor Lodging Trust Incorporated 125 E. John Carpenter Freeway, Suite 1600 Irving, Texas 75062	Twin River Management Group, Inc. 100 Twin River Road Lincoln, Rhode Island 02865
Thomas J. Corcoran, Jr.(1)	c/o FelCor Lodging Trust Incorporated 125 E. John Carpenter Freeway, Suite 1600 Irving, Texas 75062	c/o FelCor Lodging Trust Incorporated 125 E. John Carpenter Freeway, Suite 1600 Irving, Texas 75062
Robert F. Cotter	c/o FelCor Lodging Trust Incorporated 125 E. John Carpenter Freeway, Suite 1600 Irving, Texas 75062	Not applicable
Patricia L. Gibson	c/o FelCor Lodging Trust Incorporated 125 E. John Carpenter Freeway, Suite 1600 Irving, Texas 75062	Banner Oak Capital Partners 5950 Sherry Lane Dallas, Texas 75225
Steven R. Goldman	c/o FelCor Lodging Trust Incorporated 125 E. John Carpenter Freeway, Suite 1600 Irving, Texas 75062	c/o FelCor Lodging Trust Incorporated 125 E. John Carpenter Freeway, Suite 1600 Irving, Texas 75062
Dana Hamilton	c/o FelCor Lodging Trust Incorporated 125 E. John Carpenter Freeway, Suite 1600 Irving, Texas 75062	Ameriton LLC 209 Headquarters Trail Santa Fe, New Mexico 87506
Christopher J. Hartung	c/o FelCor Lodging Trust Incorporated 125 E. John Carpenter Freeway, Suite 1600 Irving, Texas 75062	Lazard Asset Management Four Embarcadero Center, 24th Floor San Francisco, California 94111
Charles A. Ledsinger	c/o FelCor Lodging Trust Incorporated 125 E. John Carpenter Freeway, Suite 1600 Irving, Texas 75062	SunBridge Capital Management, L.L.C. 5425 Wisconsin Avenue, Suite 701 Chevy Chase, Maryland 20815
Robert H. Lutz, Jr.(1)	c/o FelCor Lodging Trust Incorporated 125 E. John Carpenter Freeway, Suite 1600 Irving, Texas 75062	Not applicable
Mark D. Rozells	c/o FelCor Lodging Trust Incorporated 125 E. John Carpenter Freeway, Suite 1600 Irving, Texas 75062	Not applicable

1.	As referenced elsewhere in this proxy statement, Messrs. Corcoran and Lutz are not standing for re-election at our 2017 Annual Meeting of Stockholders.

Officers and Employees

The principal occupations of our executive officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is FelCor Lodging Trust Incorporated, 125 E. John Carpenter Freeway, Suite 1600, Irving, Texas 75062.

Name	Occupation
Steven R. Goldman	Chief Executive Officer
Troy A. Pentecost	President and Chief Operating Officer
Thomas C. Hendrick	Executive Vice President and Chief Investment Officer
Michael C. Hughes	Executive Vice President and Chief Financial Officer
Jonathan H. Yellen	Executive Vice President, General Counsel and Secretary

Information Regarding Ownership of FelCor Lodging Trust Incorporated Securities by Participants

The number of shares of our common stock held by our directors and named executive officers as of [__], 2017 is set forth under the Security Ownership of Management” section of the proxy statement.

Information Regarding Transactions in FelCor Lodging Trust Incorporated Securities by Participants

The following table sets forth information regarding the purchases and sales of our securities by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Securities Purchased or sold March 1, 2015 - March [__], 2017)
Name	Date	# of Shares	Transaction Description
Glenn A. Carlin	04/01/15	1,143	Acquisition - partial compensation for service as a Director; fully vested
	05/19/15	6,769	Acquisition - partial compensation for service as a Director; fully vested
	07/01/15	1,154	Acquisition - partial compensation for service as a Director; fully vested
	10/01/15	1,569	Acquisition - partial compensation for service as a Director; fully vested
	01/05/16	1,650	Acquisition - partial compensation for service as a Director; fully vested
	04/01/16	1,453	Acquisition - partial compensation for service as a Director; fully vested
	05/24/16	11,504	Acquisition - partial compensation for service as a Director; fully vested
	07/01/16	1,777	Acquisition - partial compensation for service as a Director; fully vested
	10/03/16	1,802	Acquisition - partial compensation for service as a Director; fully vested
	01/03/17	1,419	Acquisition - partial compensation for service as a Director; fully vested

Name	Date	# of Shares	Transaction Description
Thomas J. Corcoran, Jr.	05/14/15	1,000	Disposition - Series C Preferred Depository Shares called for redemption by issuer
	12/28/15	6,000	Disposition - Gift to Minor Grandchildren
	12/28/15	6,000	Disposition - Gift to Adult Children
	12/20/16	6,000	Disposition - Gift to Minor Grandchildren
	12/20/16	6,000	Disposition - Gift to Adult Children

Robert F. Cotter	05/19/15	6,769	Acquisition - partial compensation for service as a Director; fully vested
	07/01/15	10,092	Disposition - By Trust - Open Market Sale (10b5-1 plan)
	10/01/15	13,926	Disposition - By Trust - Open Market Sale (10b5-1 plan)
	01/04/16	14,343	Disposition - By Trust - Open Market Sale (10b5-1 plan)
	04/01/16	9,390	Disposition - Previous transfers exempt from reporting
	04/01/16	9,390	Acquisition - By Trust - Previous transfers exempt from reporting
	04/01/16	12,596	Disposition - By Trust - Open Market Sale (10b5-1 plan)
	05/24/16	6,879	Disposition - Correction; previously reported as owned by reporting person directly but owned by corporation controlled by reporting person
	05/24/16	11,504	Acquisition - partial compensation for service as a Director; fully vested
	07/01/16	7,485	Disposition - By Cotter & Cotter; transfers exempt from reporting pursuant to Rule 16a-13
	07/01/16	7,485	Acquisition - By Trust; transfers exempt from reporting pursuant to Rule 16a-13
	07/01/16	15,918	Disposition - By Trust - Open Market Sale (10b5-1 plan)

Patricia L. Gibson	04/19/16	2,356	Acquisition - partial compensation for service as a Director; fully vested
	05/24/16	11,504	Acquisition - partial compensation for service as a Director; fully vested
	07/01/16	2,881	Acquisition - partial compensation for service as a Director; fully vested
	10/03/16	2,921	Acquisition - partial compensation for service as a Director; fully vested
	01/03/17	2,301	Acquisition - partial compensation for service as a Director; fully vested

Steven R. Goldman	02/27/17	90,667	Acquisition - Award of Restricted Stock Units. 1/3 vest annually

Name	Date	# of Shares	Transaction Description
Dana Hamilton	04/19/16	2,356	Acquisition - partial compensation for service as a Director; fully vested
	05/24/16	11,504	Acquisition - partial compensation for service as a Director; fully vested
	07/01/16	3,649	Acquisition - partial compensation for service as a Director; fully vested
	10/03/16	3,310	Acquisition - partial compensation for service as a Director; fully vested
	01/03/17	2,608	Acquisition - partial compensation for service as a Director; fully vested

Christopher J. Hartung	05/19/15	6,769	Acquisition - partial compensation for service as a Director; fully vested
	05/24/16	11,504	Acquisition - partial compensation for service as a Director; fully vested

Thomas C. Hendrick	05/19/15	6,769	Acquisition - partial compensation for service as a Director; fully vested
	08/24/15	50,000	Acquisition - Award of Restricted Stock and Stock Option Plan issued December 27, 2015 (1/5 of shares vest each year).
	12/28/15	2,710	Disposition - Withholding of restricted stock to satisfy tax withholding obligation upon vesting of restricted stock
	02/22/16	33,020	Acquisition -Award of Restricted Stock Units. 1/3 vest annually
	12/27/16	5,746	Disposition - Withholding attendant to settlement of shares issued upon vesting of time-based Restricted Stock and Restricted Stock Units
	02/16/17	33,488	Acquisition - Award of Restricted Stock Units. 1/3 vest annually

Michael C. Hughes	05/14/15	500	Disposition - By IRA - Series C Preferred Depository Shares called for redemption by issuer at stated price
	05/14/15	500	Disposition - By Spouse’s IRA - Series C Preferred Depository Shares called for redemption by issuer at stated price
	12/28/15	49,736	Acquisition - Vesting of performance-based Restricted Stock Units
	12/28/15	13,603	Disposition - Withholding attendant to settlement of shares issued upon vesting of performance-based Restricted Stock Units
	02/22/16	33,020	Acquisition - Award of Restricted Stock Units. 1/3 vest annually
	12/27/16	49,736	Acquisition - Vesting of performance-based Restricted Stock Units
	12/27/16	25,482	Disposition - Withholding attendant to settlement of shares issued upon vesting of performance-based and time-based Restricted Stock Units
	02/16/17	33,488	Acquisition - Award of Restricted Stock Units. 1/3 vest annually

Name	Date	# of Shares	Transaction Description
Charles A. Ledsinger	04/01/15	2,286	Acquisition - partial compensation for service as a Director; fully vested
	05/19/15	6,769	Acquisition - partial compensation for service as a Director; fully vested
	07/01/15	2,246	Acquisition - partial compensation for service as a Director; fully vested
	10/01/15	3,053	Acquisition - partial compensation for service as a Director; fully vested
	01/05/16	3,210	Acquisition - partial compensation for service as a Director; fully vested
	04/04/16	2,827	Acquisition - partial compensation for service as a Director; fully vested
	05/24/16	11,504	Acquisition - partial compensation for service as a Director; fully vested
	07/01/16	3,457	Acquisition - partial compensation for service as a Director; fully vested
	10/03/16	3,505	Acquisition - partial compensation for service as a Director; fully vested
	01/03/17	2,761	Acquisition - partial compensation for service as a Director; fully vested

Robert H. Lutz, Jr.	03/02/15	2,100	Acquisition - By IRA - Open Market Purchase
	05/19/15	6,769	Acquisition - partial compensation for service as a Director; fully vested
	05/24/16	11,504	Acquisition - partial compensation for service as a Director; fully vested

Troy A. Pentecost	03/04/15	6,333	Disposition - Open Market Sale
	03/05/15	2,074	Disposition - Open Market Sale
	03/12/15	1,593	Disposition - Open Market Sale
	12/16/15	10,000	Disposition - Open Market Sale
	12/28/15	155,717	Acquisition - Vesting of performance-based Restricted Stock Units
	12/28/15	54,446	Disposition - Withholding attendant to settlement of shares issued upon vesting of performance-based Restricted Stock Units
	02/22/16	35,662	Acquisition - Award of Restricted Stock Units. 1/3 vest annually
	03/02/16	20,000	Disposition - Open Market Sale
	09/16/16	77,761	Acquisition - Award of Restricted Stock Units. 1/2 vests annually
	12/27/16	127,230	Acquisition - Vesting of performance-based Restricted Stock Units
	12/27/16	58,360	Disposition - Withholding attendant to settlement of shares issued upon vesting of performance-based and time-based Restricted Stock Units
	02/16/17	44,108	Acquisition - Award of Restricted Stock Units. 1/3 vest annually

Name	Date	# of Shares	Transaction Description
Mark D. Rozells	04/01/15	931	Acquisition - By Trust - partial compensation for service as a Director; fully vested
	05/19/15	6,769	Acquisition - By Trust - partial compensation for service as a Director; fully vested
	07/01/15	936	Acquisition - By Trust - partial compensation for service as a Director; fully vested
	10/01/15	1,273	Acquisition - By Trust - partial compensation for service as a Director; fully vested
	01/05/16	1,338	Acquisition - By Trust - partial compensation for service as a Director; fully vested
	04/01/16	2,356	Acquisition - By Trust - partial compensation for service as a Director; fully vested
	05/03/16	10,000	Acquisition - By Trust - Open Market Purchase
	05/17/16	10,000	Acquisition - By IRA - Open Market Purchase
	05/24/16	11,504	Acquisition - By Trust - partial compensation for service as a Director; fully vested
	07/01/16	2,881	Acquisition - By Trust - partial compensation for service as a Director; fully vested
	10/03/16	2,921	Acquisition - By Trust - partial compensation for service as a Director; fully vested
	01/03/17	2,301	Acquisition - By Trust - partial compensation for service as a Director; fully vested

Jonathan H. Yellen	03/02/15	7,500	Disposition - Open Market Sale (10b5 -1 plan)
	03/23/15	55,697	Disposition - Open Market Sale (10b5 -1 plan)
	12/22/15	5,000	Disposition - Bona Fide Gift to Charity
	12/28/15	144,182	Acquisition - Vesting of performance-based Restricted Stock Units
	12/28/15	48,965	Disposition - Withholding attendant to settlement of shares issued upon vesting of performance-based Restricted Stock Units
	02/22/16	33,020	Acquisition - Award of Restricted Stock Units. 1/3 vests annually
	03/03/16	12,000	Disposition - Shares sold to fund payment of income tax liability (in excess of the statutory amount withheld) incurred when equity compensation awards vested in December 2015 (10b5 -1 plan)
	11/08/16	55,814	Disposition - Open Market Sale
	11/09/16	14,186	Disposition - Open Market Sale
	12/27/16	136,326	Acquisition - Vesting of performance-based Restricted Stock Units
	12/27/16	61,806	Disposition - Withholding attendant to settlement of shares issued upon vesting of performance-based and time-based Restricted Stock Units
	02/16/17	33,488	Acquisition - Award of Restricted Stock Units. 1/3 vests annually

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A or the proxy statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of the Company or any of our subsidiaries or (ii) has any substantial interest, direct or direct, by security holdings or otherwise, in any matter to be acted upon at the annual meeting. In addition, except as set forth below, neither we nor any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Appendix A or the proxy statement, none of the participants listed above or any of their associates have (i) other than the employment and change-in-control and severance agreements described in the Compensation Discussion and Analysis - Employment Agreements with Named Executive Officers and Termination or Change-in-Control Payments sections of the proxy statement, any arrangements or understandings with any person with respect to any future employment by the Company or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

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FelCor Lodging Trust Incorporated
125 E. John Carpenter Freeway, Suite 1600
Irving, Texas 75062

Preliminary Copy - Subject to Completion

FELCOR LODGING TRUST

VOTE BY INTERNET - www.fcrvote.com/fch
Visit the Internet voting website at http://www.fcrvote.com/fch. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 11:59 p.m. (EDT) on [Month] [Day], 2017.

VOTE BY PHONE - 1-866-291-7335
This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-866-291-7335, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 11:59 p.m. (EDT) on [Month] [Day], 2017.

VOTE BY MAIL
Simply sign and date your proxy card and return it in the enclosed postage-paid envelope to First Coast Results Inc., P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911. If you are voting by telephone or the Internet, please do not mail your proxy card.

THE PROXY STATEMENT, AS WELL AS OTHER PROXY MATERIALS DISTRIBUTED BY FELCOR LODGING TRUST INCORPORATED ARE AVAILABLE FREE OF CHARGE ONLINE AT **WWW.FCRVOTE.COM/FCH**

Control Number ➔

TO VOTE, MARK BOX BELOW IN BLUE OR BLACK INK.

KEEP THIS PORTION FOR YOUR RECORDS

WHITE PROXY

FelCor Lodging Trust Incorporated

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote "FOR ALL" Nominees listed in Proposal 1, "FOR" Proposals 2, 3 and 5, and "1 Year" on Proposal 4.

Elect seven Directors, each to serve for a one-year term;

Nominees:

(1) Robert F. Cotter
(2) Patricia L. Gibson
(3) Steven R. Goldman
(4) Dana Hamilton
(5) Christopher J. Hartung
(6) Charles A. Ledsinger
(7) Mark D. Rozells

For All ☐ **Withhold All** ☐ **For All Except** ☐

To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

	For	Against	Abstain
2. Amend our corporate charter to permit stockholders to propose binding bylaw amendments.	☐	☐	☐
3. Advisory vote on the approval of the 2016 executive compensation paid to our named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of advisory votes on executive compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date
Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on [Month] [Day], 2017:
The Proxy Statement and Annual Report are available online at www.fcrvote.com/fch

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Admission Ticket

WHITE PROXY

FELCOR LODGING TRUST INCORPORATED
PROXY FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

To be held [Day], [Month] [Day], 2017
9:00 a.m., Central Time

[ADDRESS]
[ADDRESS]
[ADDRESS]

If you wish to attend the annual meeting in person, you will need to bring this Admission Ticket with you. Please present this Admission Ticket and a valid government issued photo identification (such as a driver's license or a passport) for admission to the meeting. Please note that recording devices, photographic equipment, large bags and packages will not be permitted in the meeting room.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Steven R. Goldman and Jonathan H. Yellen or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to represent and to vote all shares of stock of FelCor Lodging Trust Incorporated that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at [Address], at 9:00 a.m., Central Time, on [Month] [Day], 2017 and any adjournment or postponement thereof, as specified on the reverse side, hereby revoking any proxies previously executed by the undersigned for the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMEDATIONS MADE BY OUR BOARD OF DIRECTORS AS INDICATED IN OUR PROXY STATEMENT. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.